UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant: ☒

Filed by a Party other than the Registrant: ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

T 206.282.7100 F 206.284.6206

September 15, 2009

Dear Shareholder:

You are cordially invited to attend the Cell Therapeutics, Inc. (the “Company”) Annual Meeting of Shareholders, to be held at 10:00 a.m. Pacific Daylight Time (PDT) on Tuesday, October 20, 2009, at 501 Elliott Avenue West, Suite 400, Seattle, Washington, 98119, USA. For those of you unable to attend in person, the Company expects to webcast the meeting and make information concerning the webcast available on the Company’s website at http://www.celltherapeutics.com.

Information concerning the business to be conducted at this meeting is included in the accompanying Notice of Annual Meeting and Proxy Statement. The proxy statement is being mailed to the Company’s U.S. shareholders. If you are an Italian shareholder who does not hold shares in record name (i.e., you hold shares through an Italian bank), you may obtain a copy of the proxy statement and a proxy card from any of the following places:

•	the office of the Borsa Italiana S.p.A.;

•

the office of the Company’s Italian legal counsel, Legance Studio Legale Associato (contact person: Mr. Giorgio Vanzanelli), at Via Dante 7, 20123 Milan (if you have any questions, please call Elena Murador, Investor Relations at Cell Therapeutics, at 39 335 6982498);

•	the office of any of the depository banks (or Monte Titoli intermediaries) having the Company’s shares on their accounts;

•	the Securities and Exchange Commission website at http://www.sec.gov; or

•	the Company’s website at http://www.celltherapeutics.com/shareholders.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, the Company urges its U.S. shareholders to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope and urges its Italian shareholders to request and return an Italian proxy card together with a completed certification of participation. If your shares are held in a U.S. bank or brokerage account or if you are registered directly with the Company as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

I look forward to greeting you personally, and on behalf of the Board of Directors and management, I would like to express our appreciation for your support of Cell Therapeutics, Inc.

Sincerely,

James A. Bianco, M.D. Chief Executive Officer Shareholder

Cell Therapeutics, Inc., 501 Elliott Avenue West Suite 400, Seattle, Washington 98119

CELL THERAPEUTICS, INC.

Notice of Annual Meeting of Shareholders

Tuesday, October 20, 2009

To Cell Therapeutics, Inc. Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Cell Therapeutics, Inc. (the “Company”) will be held at 10:00 a.m. Pacific Daylight Time (PDT), on Tuesday, October 20, 2009, at 501 Elliott Avenue West, Suite 400, Seattle Washington 98119, for the following purposes:

(1)	To elect three Class III directors to the Company’s Board of Directors (the “Board”), each to serve until the 2012 Annual Meeting;

(2)	To approve an amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares available for issuance under the plan by 45,000,000 shares;

(3)	To approve an amendment to the Company’s 2007 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 500,000 shares;

(4)	To ratify the selection of Stonefield Josephson, Inc. as the Company’s independent auditors for the year ending December 31, 2009;

(5)	To approve the issuance of shares of common stock as consideration under the Second Amendment to Acquisition Agreement, which amends the Acquisition Agreement with Systems Medicine, Inc. dated as of July 24, 2007, as amended by that certain First Amendment to Acquisition Agreement dated as of January 6, 2009 and that certain Cancellation Agreement dated as of January 23, 2009; and

(6)	To transact such other business as may properly come before the meeting and all adjournments and postponements thereof.

All shareholders are invited to attend the meeting. Shareholders of record at the close of business on September 14, 2009, the record date fixed by the Board, are entitled to vote at the meeting and all adjournments and postponements thereof. A complete list of shareholders entitled to notice of, and to vote at, the meeting will be open to examination by the shareholders beginning ten (10) days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

Copies of the enclosed proxy statement may be obtained by the Company’s Italian shareholders who do not hold their shares in registered form from any of the following places:

•	the office of the Borsa Italiana S.p.A.;

•

the office of the Company’s Italian legal counsel, Legance Studio Legale Associato (contact person: Mr. Giorgio Vanzanelli), at Via Dante 7, 20123 Milan (if you have any questions, please call Elena Murador, Investor Relations at Cell Therapeutics, at 39 335 6982498);

•	the office of any of the depository banks (or Monte Titoli intermediaries) having the Company’s shares on their accounts;

•	the Securities and Exchange Commission (the “SEC”) website at http://www.sec.gov; or

•	the Company’s website at http://www.celltherapeutics.com/shareholders.

The proxy statement will be available for our Italian shareholders at least twenty (20) days before the meeting date of October 20, 2009.

Whether or not you intend to be present at the meeting, U.S. shareholders are requested to sign and date the enclosed proxy and return it in the enclosed envelope, and Italian shareholders are requested to request and return an Italian proxy card together with a completed certification of participation. If you are one of the Company’s Italian shareholders, please remember to request a certification of participation in the Italian Central Depository System from your broker and include it in the same envelope as your Italian proxy card in order for your vote to be counted. If your shares are held in a bank or brokerage account in the United States, or if you are registered directly with the Company as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

By Order of the Board of Directors

Louis A. Bianco
Executive Vice President, Finance & Administration

Seattle, Washington

September 15, 2009

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ARE ONE OF THE COMPANY’S SHAREHOLDERS IN ITALY, PLEASE REMEMBER TO PRINT AN ITALIAN PROXY CARD FROM THE COMPANY’S WEBSITE, OR ANY OF THE LOCATIONS LISTED IN THIS PROXY STATEMENT, REQUEST A CERTIFICATION OF PARTICIPATION IN THE CENTRAL DEPOSITARY SYSTEM FROM YOUR BROKER AND INCLUDE THE PROXY CARD AND CERTIFICATION IN THE SAME ENVELOPE OR TELECOPY THEM TOGETHER TO THE FAX NUMBER PROVIDED ON THE PROXY CARD

(see page 1 for more information on Italian voting procedures).

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to Be Held on October 20, 2009:

The Proxy Statement is available on the Company’s website at http://www.celltherapeutics.com/shareholders.

i

ii

CELL THERAPEUTICS, INC.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

PROXY STATEMENT

Information Regarding Proxies

General

This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Cell Therapeutics, Inc. (the “Company”) for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting” or “shareholder meeting”), to be held at 10:00 a.m. Pacific Daylight Time (PDT), on Tuesday, October 20, 2009, at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, and at any adjournment or postponement thereof.

At the Annual Meeting, shareholders will be asked to:

(1)	elect three Class III directors to the Company’s Board, each to serve until the 2012 Annual Meeting (“Proposal 1”);

(2)	approve an amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares available for issuance under the plan by 45,000,000 shares (“Proposal 2”);

(3)	approve an amendment to the Company’s 2007 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 500,000 shares (“Proposal 3”);

(4)	ratify the selection of Stonefield Josephson, Inc. as the Company’s independent auditors for the year ending December 31, 2009 (“Proposal 4”);

(5)	approve the issuance of shares of common stock as consideration under the Second Amendment to Acquisition Agreement, which amends the Acquisition Agreement with Systems Medicine, Inc. dated as of July 24, 2007, as amended by that certain First Amendment to Acquisition Agreement dated as of January 6, 2009 and that certain Cancellation Agreement dated as of January 23, 2009 (“Proposal 5” and, collectively, the “Proposals”); and

(6)	transact such other business as may properly come before the meeting and all adjournments and postponements thereof.

Shareholder approval of the Proposals is required by statutes or regulations applicable to the Company based on its listing on The NASDAQ Capital Market and its incorporation in the state of Washington.

All share numbers, stock prices and values derived from stock prices in this proxy statement give effect to the one-for-ten reverse stock split effective as of August 31, 2008.

This proxy statement and the accompanying proxy card are being first mailed to shareholders on or about September 18, 2009.

Important Information for the Company’s Shareholders in Italy about Voting Procedures

If you hold shares of the Company’s common stock as a result of a merger with Novuspharma S.p.A. or if you acquired shares of the Company’s common stock through an account with an Italian bank on the MTA, you most likely hold these shares indirectly through the facilities of the Italian clearing agency, Monte Titoli, and through the banks and brokers participating in the Monte Titoli system (unless you or your broker has taken action to remove your shares from the Monte Titoli system and requested to have shares registered in your name). Persons holding shares of the Company’s common stock through Monte Titoli are referred to as the

Company’s shareholders in Italy or the Company’s Italian shareholders. Monte Titoli, in turn, holds these shares of the Company’s common stock through the U.S. clearing agency, the Depository Trust Company (“DTC”). Pursuant to U.S. law, the DTC will transfer its voting power over the shares in Monte Titoli’s account to Monte Titoli. Monte Titoli has agreed with the Company that it will re-transfer its voting power over such shares to the persons holding Certifications of Participation in the Italian Central Depository System issued pursuant to Italian law (Article 85(4) of Legislative Decree no. 58/1998 and Article 34 of CONSOB Regulation 11768/1998).

In order to increase the number of shares owned by Italian shareholders that vote at the shareholder meeting so that the Company can achieve a quorum and take action at the shareholder meeting, which has been difficult in the past, certain Italian banks have agreed–in the absence of the shareholder’s contrary instructions thereto–to make book entry transfer of their share positions at Monte Titoli to their U.S. correspondent banks, which will transfer the shares to an account of the Italian bank at a U.S. affiliate broker-dealer on the record date. This will permit such broker-dealers under the securities laws of the United States and the rules of the New York Stock Exchange to vote these shares for certain matters to be presented at the shareholder meeting in the event that the Italian shareholders do not instruct their broker to vote the shares pursuant to the procedures provided for in this proxy statement and on the proxy card prepared for the Company’s shareholders in Italy, which may be obtained from the Company’s website at http://www.celltherapeutics.com. The Company’s Italian shareholders will, however, maintain their right to instruct the U.S. broker-dealer so that the broker-dealer refrains from taking any action in relation to such shareholder’s shares, including voting the shares. Accordingly, if you do not vote your shares by valid proxy or you do not provide any specific instruction in relation thereto on or before the date of the shareholder meeting and your shares are held through an Italian bank participating in this transfer procedure, your shares will be voted by the U.S. broker pursuant to the discretionary authority granted them under Rule 452 of the New York Stock Exchange. However, you may still vote your shares yourself as provided below.

Copies of this proxy statement may be obtained by the Company’s Italian shareholders from any of the following places:

•	the office of the Borsa Italiana S.p.A.;

•

the office of the Company’s Italian legal counsel, Legance Studio Legale Associato (contact person: Mr. Giorgio Vanzanelli), at Via Dante 7, 20123 Milan (if you have any questions, please call Elena Murador, Investor Relations at Cell Therapeutics, at 39 335 6982498);

•	the office of any of the depository banks (or Monte Titoli intermediaries) having the Company’s shares on their accounts;

•	the Securities and Exchange Commission (the “SEC”) website at http://www.sec.gov; or

•	the Company’s website at http://www.celltherapeutics.com/shareholders.

The proxy statement will be available for our Italian shareholders at least twenty (20) days before the meeting date of October 20, 2009.

All of the Company’s shareholders, including the Company’s Italian shareholders, are cordially invited to attend the Annual Meeting. If you hold shares of the Company’s common stock in Italy through Monte Titoli, your broker is required by Italian law to provide you with a Certification of Participation in the Italian Central Depository System (your “Certification”).

Italian shareholders who have requested and received a Certification may vote in the following manner:

•	In person. You may attend the shareholder meeting and vote in person. To do so, please present your Certification at the door, together with proof of your identity.

•

By mail or fax. You may print an Italian proxy card from the Company’s website at http://www.celltherapeutics.com/shareholders and use that proxy card to vote by mail or facsimile. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card or by fax to the fax number shown on the card by the deadline shown on the card. Your name as you write it on your Italian proxy card must exactly match your name as printed on your Certification. Italian privacy law prevents the Company from learning in advance the names of the persons holding Certifications. Thus, you must include your Certification (or a complete copy) in the same envelope as your Italian proxy card in order for your vote to be counted (that is, in order to prove to the Company’s inspector of election that you have the right to vote).

•

By proxy. You may name another person as a substitute proxy by any means permitted by Washington law and the Company’s bylaws. That substitute proxy may then attend the meeting, provided that he or she must provide your Certification or a complete copy thereof, together with your written authorization naming such person as your proxy, to the Company’s inspector of election at the meeting in order to verify the authenticity of your proxy designation.

The Company strongly encourages its Italian shareholders to obtain a Certification and an Italian proxy card and submit them by mail to the address shown on the Italian proxy card or, if possible, send by fax to the fax number shown on the Italian proxy card. A significant percentage of the Company’s shares are held by persons in Italy. If the Company’s Italian shareholders do not take the time to vote, the Company will not be able to obtain a quorum, in which case the Company would be unable to conduct any business at the shareholder meeting. Your vote is important. Please obtain a Certification and an Italian proxy card and vote today.

For future meetings, other Italian shareholders may also vote via internet or by phone if the shares owned by such Italian shareholder are held directly by a U.S. brokerage account in that shareholder’s name. If you are an Italian shareholder and wish to use this method of voting for future meetings, then prior to the record date for such future meeting you will need to instruct your bank to transfer your shares to a U.S. brokerage account (to be held in your name and for your account). Once your shares are held by a U.S. broker in your name, you will receive the meeting documentation for any future meetings (including the proxy statement) at your address, together with a security code and instructions on how to vote your shares through the relevant website or by calling the telephone number provided in connection with that meeting. You will not need to transfer your shares before every meeting; once the transfer has been made and your shares are held in a U.S. brokerage account, you will be able to vote your shares via internet or phone for all future meetings so long as your shares continue to be held in a U.S. brokerage account. If you wish to make such a transfer to allow voting via internet or phone for future meetings, please contact your bank to understand the procedure and the costs associated with that transfer. Please note that you will be required by your bank to bear the costs relating to such a transfer, including those debited or claimed by the U.S. broker for the management of the account in the U.S.

The Company’s Italian shareholders who are registered directly with the Company as a record holder (i.e., you hold your shares in registered form) may also vote via internet or by phone as described below.

If you do not hold your shares in registered form, you may request to be registered directly with the Company as a record holder, which will entitle you to receive shareholder materials for future meetings directly at your address as indicated in the registration. If you are interested in having your shares registered directly with the Company for the purposes of receiving shareholder information directly for future meetings, please contact your bank for more information on the procedures required for such registration, which would include, among other things, the submission of a registration request (together with a Certification) to the Company’s transfer agent, the removal of your shares from Monte Titoli’s account and the transfer of such shares to the United States directly in your name. Please note that registration in the Company’s shareholder books may require you to take additional steps if and when you decide to dispose of your shares.

Solicitation of Proxies

This solicitation is made on behalf of the Board. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s officers, directors or other regular employees may solicit proxies by telephone, facsimile, electronic communication or in person. These individuals will not receive any additional compensation for these services. The Company has also engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support for a $7,500 service fee and the reimbursement of customary disbursements. These fees and disbursements are not expected to exceed $20,000 in the aggregate.

Record Date, Voting Rights and Outstanding Shares

Only shareholders of record on the Company’s books at the close of business on September 14, 2009 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company’s common stock, without par value, outstanding on the record date is entitled to one vote per share at the shareholder meeting. The Company does not have any other class of capital stock outstanding. At the close of business on the record date, there were issued and outstanding 559,920,378 shares of common stock. The presence at the shareholder meeting in person or by proxy of holders of record of one-third of the votes entitled to be cast is required to constitute a quorum for the transaction of all business at the shareholder meeting. “Broker non-votes” (as more fully described below) and shares held by persons abstaining will be counted in determining whether a quorum is present.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If a quorum exists at the shareholder meeting, all shares of common stock represented by properly executed proxies that are not revoked will be voted in accordance with the instructions, if any, given therein. Proxy cards that are signed and returned without specifying a vote or an abstention on any proposal specified therein will be voted according to the recommendations of the Board on such proposals.

Abstentions

When an eligible voter attends the meeting but decides not to vote, the eligible voter’s decision not to vote is called an abstention. Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. The Company will treat abstentions as follows:

•	abstention shares are present and entitled to vote for purposes of determining the presence of a quorum, as discussed in more detail below;

•

abstentions will be treated as not voting for purposes of determining the approval of any matter submitted to the stockholders for a vote requiring a plurality, a majority or some other percentage of the votes actually cast; and

•

abstentions will have the same effect as votes against a proposal if the vote required is a majority or some other percentage of the voting power present for that proposal or of the votes entitled to be cast on that proposal.

Broker Non-Votes

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The election of directors (Proposal 1) and the proposal to ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent auditors and independent registered public accounting firm for 2009 (Proposal 4) should be treated as routine matters. The proposals to amend the 2007 Equity Incentive Plan (Proposal 2), to amend the 2007 Employee Stock Purchase Plan (Proposal 3) and to issue shares of common stock (Proposal 5) are not considered routine matters and your broker will not vote on these proposals without your instructions. If you do not instruct the agent how to vote the shares in your account, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a certain matter without instructions from the beneficial owner, and such instructions are not given.

Broker non-votes for Proposals 2, 3 and 5 will have no effect on those proposals since approval is based on the number of votes actually cast. Shares which otherwise abstain from voting as to any of the proposals will not be counted as votes cast against the proposals and will have no effect on the proposals since approval of each of these proposals is based on the number of votes actually cast.

Voting Electronically or by Telephone

If your shares are registered in the name of a bank or brokerage firm in the United States, you may be eligible to vote your shares electronically over the internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Investor Communication Solutions online program. This program provides eligible shareholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the internet or by telephone. If your bank or brokerage firm is participating in Broadridge’s program, your voting form will provide instructions. If your voting form does not reference internet or telephone information, please complete and return the paper proxy card in the self-addressed postage paid envelope provided.

In addition, if your shares are registered in your name, you may vote your shares electronically over the internet or by telephone as provided on your voting form.

Revocability of Proxies

Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice to the Company’s secretary, Louis A. Bianco, at the Company’s principal executive offices, by executing and delivering another proxy dated as of a later date or by voting in person at the meeting. For the Company’s Italian shareholders, any written notice of revocation or another proxy, in either case dated as of a later date, must also be accompanied by another Certification of Participation in the Italian Central Depository System.

Voting Agreements

At the time of the Company’s merger with Novuspharma, S.p.A., the Company entered into an agreement with Monte Titoli, S.p.A., the Italian central clearing agency, in order to ensure that persons receiving beneficial interests in shares of the Company’s common stock as a result of the merger would be able to vote those shares. Monte Titoli agreed that each time it is designated as proxy by the DTC, Monte Titoli will execute a further omnibus proxy transferring its voting power to the persons who hold Certifications of Participation in the Italian Central Depository System, issued pursuant to Italian law (Article 85(4) of Legislative Decree no. 58/1998 and Article 34 of CONSOB Regulation 11768/1998).

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

Summary

The Company’s amended and restated articles of incorporation and the Company’s amended and restated bylaws provide for the Board to be divided into three approximately equal classes of directors serving staggered three-year terms. Each director holds office until the later of the term elected or until his or her successor is elected. As a result, approximately one-third of the total number of directors are elected every year at the Annual Meeting.

Under the Company’s bylaws, the number of directors constituting the entire Board may be decreased or increased by majority action of either the Board or the shareholders. Unless a director resigns or is removed for cause, no decrease in the number of directors may have the effect of shortening the term of any incumbent director. In the event of a vacancy on the Board, the Company’s bylaws permit a majority of the remaining directors in office to fill the vacancy, and the director then chosen will hold office until the next shareholders’ meeting at which directors are elected. At such meeting, the director will stand for election until the later of the term elected or until his or her successor is elected.

The Board has fixed the number of directors at twelve. Currently, there are eight members of the Board. The Company’s Nominating and Governance Committee is in the process of evaluating potential candidates to fill the vacancies on the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The current terms of office of the Class III directors, Mr. Richard L. Love, Dr. Mary O. Mundinger and Dr. Jack W. Singer, expire at the 2009 Annual Meeting. The current terms of office of the Class I directors, Mr. John H. Bauer and Dr. Phillip M. Nudelman, expire at the 2010 Annual Meeting. The current terms of office of the Class II directors, Dr. James A. Bianco, Dr. Vartan Gregorian and Dr. Frederick W. Telling, expire at the 2011 Annual Meeting.

Nominees for Election as Directors

Mr. Love, Dr. Mundinger and Dr. Singer have been nominated by the Board for election at the shareholder meeting as Class III directors for three year terms expiring at the 2012 Annual Meeting.

If elected, each nominee will hold office until the later of expiration of his term or until his successor is elected. It is intended that the accompanying proxy will be voted for the election as directors of Mr. Love, Dr. Mundinger and Dr. Singer unless the proxy contains contrary instructions.

Each nominee has agreed to serve if elected and the Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, if any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised the Company that they will vote for the election of the substitute nominee or nominees designated by the Board.

Vote Required and Board of Directors’ Recommendation

The three Class III nominees for director seats who receive the most votes cast at the shareholder meeting in person or by proxy shall be elected. Abstentions will not be counted in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Information about Nominees and Continuing Directors

The table below provides biographical information as of September 1, 2009 for each nominee for director and each person whose term of office as a director will continue after the shareholder meeting.

Name	Age	Director Since	Class	Term Expiration
John H. Bauer(3)	68	2005	I	2010 Annual Meeting
James A. Bianco, M.D.	53	1991	II	2011 Annual Meeting
Vartan Gregorian, Ph.D.(3)(4)	75	2001	II	2011 Annual Meeting
Richard L. Love(2)	66	2007	III	2009 Annual Meeting
Mary O. Mundinger, Dr. PH (4)	72	1997	III	2009 Annual Meeting
Phillip M. Nudelman, Ph.D.(1)(2)(3)(4)	73	1994	I	2010 Annual Meeting
Jack W. Singer, M.D.	66	1991	III	2009 Annual Meeting
Frederick W. Telling, Ph.D.(2)(3)	57	2006	II	2011 Annual Meeting

(1)	Chairman of the Board of Directors.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.
(4)	Member of the Nominating and Governance Committee.

Nomination for Election for a Term Continuing Until the 2012 Annual Meeting—Class III Directors

Mr. Love has been one of the Company’s directors since September 2007. Mr. Love is presently Manager of Translational Accelerators, LLC. Mr. Love is also a director of Parexel International and ImaRx Therapeutics, and, prior to its acquisition by the Company in July 2007, served as Chairman of the Board of Systems Medicine, Inc. He started two biopharmaceutical companies, Triton Biosciences Inc. and ILEX Oncology Inc; he served as chief executive officer for Triton Biosciences from 1983 to 1991, and as chief executive officer for ILEX Oncology 1994 to 2001. In addition, Mr. Love has served in executive positions at not-for-profit organizations, including the Cancer Therapy and Research Center, The San Antonio Technology Accelerator Initiative and the Translational Genomics Research Institute. Mr. Love received his B.S. and M.S. degrees in chemical engineering from Virginia Polytechnic Institute.

Dr. Mundinger has been one of the Company’s directors since April 1997. Since 1986, she has been a dean and professor at the Columbia University School of Nursing, and an associate dean on the faculty of medicine at Columbia University. Dr. Mundinger currently serves on the board of directors of Gentiva Health Services. Dr. Mundinger received her doctorate in public health from Columbia’s School of Public Health.

Dr. Singer is one of the Company’s founders and directors and currently serves as the Company’s Executive Vice President, Chief Medical Officer. Dr. Singer has been one of the Company’s directors since its inception in September 1991. From July 1995 to January 2004, Dr. Singer was the Company’s Executive Vice President, Research Program Chairman and from April 1992 to July 1995, he served as the Company’s Executive Vice President, Research and Development. He also serves on the board of directors of DiaKine Therapeutics, Inc. Prior to joining the Company, Dr. Singer was a professor of medicine at the University of Washington and a full member of the Fred Hutchinson Cancer Research Center. From 1975 to 1992, Dr. Singer was the Chief of Medical Oncology at the Veterans Administration Medical Center in Seattle. Dr. Singer received his M.D. from State University of New York, Downstate Medical College.

Directors Continuing in Office Until the 2010 Annual Meeting—Class I Directors

Dr. Nudelman has been one of the Company’s directors since March 1994. From 2000 to 2007, he served as the President and Chief Executive Officer of The Hope Heart Institute and is currently a member of the board of directors for Hope Heart Institute. From 1998 to 2000, he was the Chairman of the board of Kaiser/Group Health, retiring in 2000 as Chief Executive Officer Emeritus. From 1990 to 2000, Dr. Nudelman was the President and Chief Executive Officer of Group Health Cooperative of Puget Sound, a health maintenance organization. He also currently serves on the board of directors of OptiStor Technologies, Inc. and Zynchros, Inc. Dr. Nudelman served on the White House Task Force for Health Care Reform from 1992 to 1994 and the President’s advisory Commission on Consumer Protection and Quality in Health Care from 1996 to 1998. He has also served on the Pew Health Professions Commission and the AMA Task Force on Ethics, the Woodstock Ethics Commission, and currently serves as Chairman of the American Association of Health Plans. Dr. Nudelman received his B.S. degree in microbiology, zoology and pharmacy from the University of Washington, and holds an M.B.A. and a Ph.D. in health systems management from Pacific Western University.

Mr. Bauer was appointed to the Board in October 2005. Mr. Bauer serves as an executive advisor and Chief Financial Officer at DigiPen Institute of Technology. He was formerly Executive Vice President for Nintendo of America Inc. from 1994 to 2004. While at Nintendo of America Inc., he had direct responsibility for all administrative and finance functions, and since 2004, he has also served as a consultant to Nintendo of America Inc. Mr. Bauer is also a member of the board of directors of Zones, Inc., RIPL Corporation, and Caliber Data, Inc., and is Chairman of the Zones, Inc. audit committee. From 1963 to 1994, he worked for Coopers & Lybrand, including serving as the business assurance (audit) practice Partner. He was also a member of Coopers & Lybrand’s Firm Council, the senior policy making and governing board for the firm. Mr. Bauer received his B.S. degree in accounting from St Edward’s University and attended South Texas College of Law.

Directors Continuing in Office Until the 2011 Annual Meeting—Class II Directors

Dr. Bianco is the Company’s principal founder and served as the Company’s president and chief executive officer and director from February 1992 to July 2008. With the addition of Craig W. Philips as President in August 2008, Dr. Bianco now serves as the Company’s chief executive officer and director. Prior to founding the Company, Dr. Bianco was an assistant professor of medicine at the University of Washington, Seattle, and an assistant member in the clinical research division of the Fred Hutchinson Cancer Research Center. From 1990 to 1992, Dr. Bianco was the director of the Bone Marrow Transplant Program at the Veterans Administration Medical Center in Seattle. Dr. Bianco currently serves on the board of directors of Seattle Police Foundation and Marsha Rivkin Center for Ovarian Cancer Research. Dr. Bianco received his B.S. degree in biology and physics from New York University and his M.D. from Mount Sinai School of Medicine. Dr. Bianco is the brother of Louis A. Bianco, the Company’s Executive Vice President, Finance and Administration.

Dr. Gregorian has been one of the Company’s directors since December 2001. He is the twelfth president of Carnegie Corporation of New York, a grant-making institution founded by Andrew Carnegie in 1911. Prior to his current position, which he assumed in June 1997, Dr. Gregorian served for eight years as Brown University’s sixteenth president. He was awarded a Ph.D. in history and humanities from Stanford University. A Phi Beta Kappa and a Ford Foundation Foreign Area Training Fellow, he is a recipient of numerous fellowships, including those from the John Simon Guggenheim Foundation, the American Council of Learned Societies, the Social Science Research Council, and the American Philosophical Society.

Dr. Telling has been one of the Company’s directors since December 2006. Prior to his retirement in 2007, Dr. Telling was a corporate officer of Pfizer, most recently as Vice President of Corporate Policy and Strategic Management since 1994. He joined Pfizer in 1977 and was responsible for strategic planning and policy development throughout the majority of his career. He currently serves on the board of directors of Eisai N.A., Medex, and Aequus. Dr. Telling is also a member of the Committee for Economic Development, IBM’s Healthcare & Life Sciences Advisory Council, the March of Dimes National Foundation Board, ORBIS, the EAA, and the United Hospital Fund. Dr. Telling received his BA from Hamilton College and his Masters of Industrial and Labor Relations and Ph.D. in Economics and Public Policy from Cornell University.

Director Independence

The Board has adopted standards concerning director independence which meet the independence standards under the rules and regulations promulgated by the NASDAQ Stock Market (the “NASDAQ Listing Rules”) and, with respect to the Audit Committee, the rules of the SEC.

The Company, the Nominating and Governance Committee and the Board are involved in the process for determining the independence of acting directors and director nominees. The Company solicits relevant information from directors and director nominees via a questionnaire, which covers material relationships, compensatory arrangements, employment and any affiliation with the Company. In addition to reviewing information provided in the questionnaire, the Company asks the Company’s executive officers on an annual basis regarding their awareness of any existing or currently proposed transactions, arrangements or understandings involving the Company in which any director or director nominee has or will have a direct or indirect material interest, including charitable contributions made by the Company to nonprofit organizations with which any director is affiliated. The Company shares its findings with the Nominating and Governance Committee and the Board regarding the NASDAQ Listing Rules and SEC independence requirements and any information regarding the director or director nominee that suggests that such individual is not independent. The Board discusses all relevant issues, including consideration of any transactions, relationships or arrangements which are not required to be disclosed under Item 404(a) of Regulation S-K, prior to making a determination with respect to the independence of each director.

In making independence determinations, the following relationships were considered:

•

Mr. Love served in previous years in an executive position and was a consultant in the first quarter of 2008 at Translational Genomics Research Institute (TGen), a non-profit biomedical research institute, and was a consultant in the first quarter of 2008. The Company made payments to TGen throughout 2008 for services related to clinical trials for brostallicin, however the amounts fall within the prescribed limits of the NASDAQ Listing Rules.

•

Dr. Nudelman serves on the board of directors of the Hope Heart Institute and Dr. Nudelman’s son, Mark Nudelman, serves as its President and Chief Executive Officer. The Company made a charitable donation to the Hope Heart Institute in 2008, however the amount falls within the prescribed limits of the NASDAQ Listing Rules.

•

Dr. Nudelman also serves on the board of directors of OptiStor Technologies, Inc. (OptiStor). The Company purchased hardware and software from OptiStor in 2008, however the amounts fall within the prescribed limits of the NASDAQ Listing Rules.

Based on the review described above, the Board affirmatively determined that:

•

A majority of the directors are independent, and all members of the Audit, Compensation and Nominating and Governance Committees are independent, under the NASDAQ Listing Rules and, in the case of the Audit Committee, the SEC rules.

•

All of the non-management directors of the Company are independent under the NASDAQ Listing Rules. The independent directors are: John H. Bauer, Vartan Gregorian, Ph.D., Richard L. Love, Mary O. Mundinger, Dr. PH, Phillip M. Nudelman, Ph.D., and Frederick W. Telling, Ph.D.

•

James A. Bianco and Jack W. Singer, M.D are not independent by virtue of their positions as Chief Executive Officer of the Company and Executive Vice President, Chief Medical Officer of the Company, respectively.

Other than as described above, in 2008 there were no transactions, relationships or arrangements not disclosed as related person transactions that were considered by the Board in determining that the applicable independence standards were met by each of the directors.

Board of Directors and Committee Meetings

The Board held sixteen meetings during the year ended December 31, 2008. Each of the directors attended at least 75% of the total number of meetings of the Board and of all committees of the Board during the time which they served. The Company’s policy is to encourage attendance at the Annual Meeting. All of the Company’s directors in office at the time of the Company’s 2008 Special Meeting of shareholders in lieu of Annual Meeting except for Dr. Gregorian were in attendance at the Company’s 2008 Special Meeting of shareholders in lieu of Annual Meeting.

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee

The Audit Committee has responsibility for assisting the Board in fulfilling its responsibilities related to the Company’s corporate accounting and reporting practices and the quality and integrity of the Company’s financial reporting. The composition of the Audit Committee and the attributes of its members, and the responsibilities of the Audit Committee as reflected in its charter adopted by the Board, are intended to be in accordance with SEC rules and NASDAQ Listing Rules with regard to corporate audit committees. The Board has adopted a written charter for the Audit Committee, a copy of which was included as Appendix B to the Company’s definitive proxy statement filed on May 14, 2003 and which is available on the Company’s website at http://www.celltherapeutics.com.

The Audit Committee held nine meetings during the year ended December 31, 2008. The Audit Committee currently consists of four non-employee directors: Mr. Bauer, Dr. Gregorian, Dr. Nudelman and Dr. Telling.

The Board has determined that each of the current members of the Audit Committee meets the requirements of “independence” as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated by the SEC and the NASDAQ Listing Rules. Additionally, the Board has determined that Mr. Bauer qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC and that he has accounting and related financial management expertise within the meaning of the NASDAQ Listing Rules.

Compensation Committee

The Compensation Committee has broad responsibility for assuring that the Company’s executive officers, including the Company’s chief executive officer, are effectively compensated in terms of salaries, supplemental compensation and benefits that are internally equitable and externally competitive. The Compensation Committee also administers the Company’s equity compensation plans and reviews and approves the Company’s compensation disclosure and analysis included in the Company’s annual report and proxy statement. The Compensation Committee held twelve meetings during the year ended December 31, 2008. The Compensation Committee currently consists of three non-employee directors: Mr. Love, Dr. Nudelman and Dr. Telling, each of whom meets the requirements of independence as set forth in the rules and regulations promulgated by the SEC and the NASDAQ Listing Rules. The Compensation Committee has a written charter, which is available at the Company’s website at http://www.celltherapeutics.com.

Nominating and Governance Committee

The Nominating and Governance Committee ensures that nominations to the Board are made such that the Board is properly constituted in addition to evaluating both the composition and governance of the Board and the Company’s corporate governance. The Nominating and Governance Committee also oversees the Board evaluation process. One meeting of the Nominating and Governance Committee was held during the year ended

December 31, 2008. The Nominating and Governance Committee currently consists of three non-employee directors: Dr. Gregorian, Dr. Mundinger and Dr. Nudelman, all of whom meet the independence requirements as set forth in the rules and regulations promulgated by the SEC and the NASDAQ Listing Rules. The Nominating and Governance Committee has a written charter, which is available at the Company’s website at http://www.celltherapeutics.com.

Meetings of Non-Management Directors

The Company’s non-management directors meet in executive session at each regularly scheduled meeting of the Board, without management present.

Shareholder Proposals

A shareholder may recommend a person as a slate nominee for director by writing to the secretary of the Company. Director nominations and/or shareholder proposals pursuant to Rule 14a-8 of the Exchange Act intended for inclusion in the proxy statement related to the next Annual Meeting should be sent to the secretary of the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119 and must be received by May 21, 2010. If the Company changes the date of its next Annual Meeting by more than 30 days from the date of the previous year’s Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. Under the Company’s bylaws, notice of any other shareholder proposal or the nomination of a candidate for election as a director to be made at the 2010 Annual Meeting (whether or not included in the proxy statement) must be received by July 22, 2010 and must comply with the bylaws. As set forth in the company’s bylaws, each notice of nomination should contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the company if so elected. All the director nominees named in the proxy statement met the Board’s criteria for membership and were recommended by the Nominating and Governance Committee for election by shareholders at this shareholder meeting.

The Nominating and Governance Committee considers shareholder recommendations of nominees for election to the Board if they comply with the foregoing bylaw requirements and are accompanied by a comprehensive written resume of the recommended nominee’s business experience and background and a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director. Shareholders should send their written recommendations of nominees accompanied by the aforesaid documents to the principal executive offices of the Company addressed to: Cell Therapeutics, Inc., 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, Attention: Secretary.

Communicating Concerns to Directors

Shareholders who wish to communicate with the Company’s directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the Audit Committee procedures for the receipt of such communication. The procedures allow submitting the complaint or concern either online or telephonically, with a more detailed description of the procedures set forth in the Company’s Whistleblower Policy which is available on the Company’s website at http://www.celltherapeutics.com.

Shareholders and other interested parties may communicate with the Board and the chairman on other matters by writing to Dr. Nudelman, c/o Cell Therapeutics, Inc., Vice President, Legal Affairs, 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119. The Vice President, Legal Affairs will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to Dr. Nudelman are appropriate. Items that are unrelated to the duties and responsibilities of the Board such as mass mailings, junk mail, personal employee complaints not related to accounting, internal controls, auditing or officer conduct (which are reviewed and forwarded by the Vice President, Legal Affairs pursuant to the terms of the Company’s Whistleblower Policy), inquiries regarding clinical trials or the Company’s operations generally, job inquiries, surveys, business solicitations or advertisements will not be forwarded to Dr. Nudelman. In addition, material that is threatening or similarly unsuitable will not be forwarded to Dr. Nudelman. Any communication that is relevant to the conduct of the Company’s business and is not forwarded will be retained for one year and made available to Dr. Nudelman and any other independent director on request. The independent directors have granted the Vice President, Legal Affairs discretion to decide what correspondence shall be forwarded to Dr. Nudelman and what shall be shared with the Company’s management, in all cases with specific instructions that any personal employee complaints be forwarded as set forth in the Company’s Whistleblower Policy. If items are forwarded to Dr. Nudelman, he will decide in his own discretion whether to circulate them to other members of the Board.

Non-Employee Director Compensation

Directors who are also the Company’s employees are not paid an annual retainer, nor are they compensated for serving on the Board. Information regarding compensation otherwise received by the Company’s directors, who are also executive officers, is provided under the heading “Compensation of Executive Officers.”

Under the Company’s Revised Director Compensation Policy, as approved by the Board in August 2009, the Company’s non-employee directors receive compensation as follows: (i) each new non-employee director is granted 108,000 shares of restricted stock and options to purchase 36,000 shares of the Company’s common stock upon joining the Board, each such grant to vest over three years in substantially equal annual installments, subject to the non-employee director’s continued service to the Company through the applicable vesting date; (ii) on the date of each Annual Meeting, commencing with the 2009 Annual Meeting, each continuing non-employee director is granted 20,000 shares of restricted stock and options to purchase 30,000 shares of the Company’s common stock, each such grant to vest in full upon the earlier of (x) the one-year anniversary of the date of grant, and (y) the date immediately preceding the date of the Annual Meeting for the year following the year of grant for the award, subject to the non-employee director’s continued service to the Company through the vesting date; (iii) the annual retainer of all non-employee directors is $40,000 ($75,000 for the then current chairperson of the Board); (iv) the annual retainer for the chairperson of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is $12,500; and (v) non-employee directors receive fees of $2,750 for each Board meeting attended in person or via telephone and $1,250 for each Board committee meeting attended in person or via telephone. The following table sets forth the compensation to be paid to the Company’s non-employee directors under the Revised Director Compensation Policy:

	Annual Cash Retainer ($)	Meeting Fees ($)		Telephone Meeting Fees ($)
		Board	Committee	Board	Committee
Board Member, other than Chairman of the Board	40,000	2,750		2,750
Chairman of the Board	75,000	2,750		2,750
Audit Committee Member			1,250		1,250
Audit Committee Chair	12,500		1,250		1,250
Compensation Committee Member			1,250		1,250
Compensation Committee Chair	12,500		1,250		1,250
Nominating and Governance Committee Member			1,250		1,250
Nominating and Governance Committee Chair	12,500		1,250		1,250

All non-employee directors are also reimbursed for their expenses incurred in attending Board meetings and committee meetings, as well as other Board-related travel expenses.

During 2008, pursuant to the Company’s director compensation policy as then in effect, the Company’s non-employee directors received the following stock option grants under the 2007 Equity Incentive Plan:

Non-Employee Director	Date of Grant	Grant Type	Number of Options
John H Bauer	6/19/2008	Annual Grant—Continuing Director(1)	3,600
Vartan Gregorian , Ph.D.	6/19/2008	Annual Grant—Continuing Director(1)	3,600
Richard L. Love	6/19/2008	Annual Grant—Continuing Director(1)	3,600
Mary O. Mundinger, Dr. PH	6/19/2008	Annual Grant—Continuing Director(1)	3,600
Phillip M. Nudelman, Ph.D.	6/19/2008	Annual Grant—Continuing Director(1)	3,600
Frederick W. Telling, Ph.D.	6/19/2008	Annual Grant—Continuing Director(1)	3,600

(1)	Each of these annual option grants for 2008 had an exercise price of $5.10, which was equal to 100% of the fair market value on the date of grant. These options have a term of ten years measured from the grant date, subject to early termination if the optionee ceases serving as director. The annual option grants vest on the earlier of (a) the one year anniversary of the date of grant, and (b) the date immediately preceding the date of the Annual Meeting for the year following the year of grant for the award, subject to the non-employee director’s continued service to the Company through the vesting date.

During 2008, pursuant to the Company’s director compensation policy as then in effect, each non-employee director also received the following restricted stock awards under the 2007 Equity incentive Plan:

Non-Employee Director	Date of Grant	Grant Type	Number of Shares
John H. Bauer	6/19/2008	Annual Grant—Continuing Director(1)	900
	10/22/2008	One-Time Grant(2)	40,000

Vartan Gregorian, Ph.D.	6/19/2008	Annual Grant—Continuing Director(1)	900
	10/22/2008	One-Time Grant(2)	40,000

Richard L. Love	6/19/2008	Annual Grant—Continuing Director(1)	900
	10/22/2008	One-Time Grant(2)	25,000

Mary O. Mundinger, Dr. PH	6/19/2008	Annual Grant—Continuing Director(1)	900
	10/22/2008	One-Time Grant(2)	25,000

Phillip M. Nudelman, Ph.D.	6/19/2008	Annual Grant—Continuing Director(1)	900
	10/22/2008	One-Time Grant(2)	50,000

Frederick W. Telling, Ph.D.	6/19/2008	Annual Grant—Continuing Director(1)	900
	10/22/2008	One-Time Grant(2)	40,000

(1)	Shares vest on the earlier of (a) the one year anniversary of the date of grant, and (b) the date immediately preceding the date of the Annual Meeting for the year following the year of grant for the award, subject to the non-employee director’s continued service to the Company through the vesting date.
(2)	These shares were granted in recognition of the dilution that the Company’s non-employee directors experienced during the year. These shares will vest on the one-year anniversary of the date of grant subject to the non-employee director’s continued service to the Company through the vesting date.

The Company provides liability insurance for its officers and directors. The Company’s current coverage is through various underwriters, and extends until October 9, 2009.

Non-Employee Director Compensation Table

The following table provides the actual compensation received by the Company’s non-employee directors during fiscal year 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
John H. Bauer	78,000	107,103	17,366	202,469
Vartan Gregorian, Ph.D.	67,000	107,103	17,366	191,469
Richard L. Love	69,000	109,757	23,615	202,372
Mary O. Mundinger, Dr. PH	56,000	107,171	17,366	180,537
Phillip M. Nudelman, Ph.D.	113,500	108,921	17,366	239,787
Frederick W. Telling, Ph.D.	95,000	107,103	17,366	219,469

(1)	The amounts in these columns reflect amounts recognized for financial statement reporting purposes for the stated fiscal years for stock options and restricted stock awards granted in that fiscal year and in prior fiscal years, in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” (FAS 123R). However, these amounts do not include any reduction for risk of forfeiture related to service-based vesting. The restricted stock and option awards included in this expense amount were granted from 2003 through 2008. These amounts reflect the Company’s accounting expense for these awards and do not represent the actual value that may be realized by the non-employee directors. There can be no assurance that these amounts will ever be realized. For each of the restricted stock awards, fair value is calculated using the closing price on the grant date multiplied by the number of shares. For information on the valuation assumptions with respect to stock option awards, refer to Note 13 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year in which the stock option was granted. Please also refer to the Grants of Plan-Based Awards Table for information on awards made in fiscal year 2008.

The following table sets forth the aggregate number of stock awards and the aggregate number of option awards outstanding at December 31, 2008 for each of the Company’s non-employee directors as well as the grant date fair value of 2008 stock and option awards.

Name	Stock Awards Outstanding	Option Awards Outstanding	Grant Date Fair Value of 2008 Stock Awards ($)	Grant Date Fair Value of 2008 Option Awards ($)
John H. Bauer	40,900	5,400	19,790	9,274
Vartan Gregorian, Ph.D.	40,900	6,525	19,790	9,274
Richard L. Love	26,100	5,400	14,090	9,274
Mary O. Mundinger, Dr. PH	25,900	6,875	14,090	9,274
Phillip M. Nudelman, Ph.D.	50,900	6,821	23,590	9,274
Frederick W. Telling, Ph.D.	40,900	5,100	19,790	9,274

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S

2007 EQUITY INCENTIVE PLAN

Summary

The Company is asking you to approve an amendment to the Company’s 2007 Equity Incentive Plan (the “2007 Equity Plan”), to increase the maximum number of shares authorized for issuance under the 2007 Equity Plan by 45,000,000 shares. The Board approved the proposed share increase on August 24, 2009.

The current 2007 Equity Plan was approved by the Company’s shareholders at the 2007 Annual Meeting. The Board has determined that it is advisable to increase the maximum number of shares available for issuance under the 2007 Equity Plan in recognition of the significant dilution of the Company’s common stock in the past 12 months and the related impact on outstanding awards due to share issuances necessary to raise additional capital and complete certain strategic acquisitions and the implementation of a one-for-ten reverse stock split in 2008. At the Special Meeting of Shareholders on March 24, 2009, the Company’s shareholders approved an amendment to the 2007 Equity Plan to increase the shares of the Company’s common stock available for issuance under the 2007 Equity Plan by 25,000,000 shares to 26,661,082 shares and to remove limits on the total number of shares of restricted stock or restricted stock units that may be issued under the 2007 Equity Plan and the total number of shares that may be issued pursuant to awards that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. As of September 1, 2009 there were 5,487,899 shares remaining available for issuance under the 2007 Equity Plan.

The proposed amendment would facilitate the Company’s ability to continue to grant stock options and other awards pursuant to the 2007 Equity Plan, which are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company must compete. The Company’s employees are its most valuable assets, and such awards are crucial to the Company’s ability to motivate individuals in its service to achieve its goals. The Company strongly believes that the approval of the proposed amendment to the 2007 Equity Plan is instrumental to the Company’s continued success.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to the 2007 Equity Plan to increase the number of shares authorized for issuance under the plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are voting on this Proposal 2 in person or by proxy at the shareholder meeting. Abstentions and broker non-votes will not be counted. In the event the shareholders fail to approve the amendment to the 2007 Equity Plan, the 2007 Equity Plan will continue in operation pursuant to its terms with no change to the number of shares authorized for issuance under the plan. In addition, whether or not the amendment to the 2007 Equity Plan is approved, the Board may, pursuant to the terms of the 2007 Equity Plan and subject to the NASDAQ Listing Rules, make any other changes to the 2007 Equity Plan that it feels would be in the Company’s and the Company’s shareholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT TO THE 2007 EQUITY INCENTIVE PLAN.

Summary of the 2007 Equity Plan

The following is a summary of the principal features of the 2007 Equity Plan and its operation. Because it is not a complete description of all of the terms and conditions of the 2007 Equity Plan, the summary is qualified in its entirety by reference to the full text of the 2007 Equity Plan (as proposed to be amended), as set forth in Appendix A. Except for the proposed amendment described above in this Proposal 2, the Company’s shareholders are not being asked to approve any other amendments to the 2007 Equity Plan.

Background and Purpose of the 2007 Equity Plan

The 2007 Equity Plan is intended to attract, motivate and retain employees, consultants and non-employee directors and to encourage their stock ownership in the Company.

Types of Awards Granted under the 2007 Equity Plan

The 2007 Equity Plan permits the grant of the following types of incentive awards: (1) stock options, including incentive stock options and nonqualified stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units and (5) cash awards (each, an “Award”).

Administration of the 2007 Equity Plan

A committee of at least two non-employee members of the Board (the “Equity Plan Committee”) administers the 2007 Equity Plan. To make grants to certain of the Company’s officers and key employees, the members of the Equity Plan Committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the 2007 Equity Plan).

Subject to the terms of the 2007 Equity Plan, the Equity Plan Committee has the discretion to select the employees, consultants and directors who will receive Awards, to determine the terms and conditions of such Awards (for example, the number of shares subject to an Award, the exercise price, and vesting schedule), to interpret the provisions of the 2007 Equity Plan and outstanding Awards, to amend outstanding Awards (including the authority to accelerate vesting), to extend an option’s post-termination exercise period (but not beyond the original option term), to adopt procedures and subplans as are necessary or appropriate to permit participation in the 2007 Equity Plan by employees and directors who are foreign nationals or employed outside the United States and to adopt, interpret, amend or revoke rules for the administration, interpretation and application of the 2007 Equity Plan.

The Equity Plan Committee may delegate any part of its authority and powers under the 2007 Equity Plan to one or more of the Company’s directors and/or officers, but only the Equity Plan Committee itself can make Awards to participants who are the Company’s executive officers. References to the Equity Plan Committee in this proposal include the Equity Plan Committee and any directors or officers to whom the Equity Plan Committee properly delegates authority.

Authorized Shares

The aggregate number of shares of the Company’s common stock that currently may be issued pursuant to Awards under the 2007 Equity Plan is 26,661,082 shares. If stockholders approve the proposed amendment, this limit would be increased to 71,661,082 shares. As of September 1, 2009, a total of 5,487,899 shares of the Company’s common stock remained available for future grant under the 2007 Equity Plan (plus shares subject to outstanding awards that might in the future be returned to the 2007 Equity Plan as a result of the cancellation, expiration or cash settlement).

In the event that any dividend or other distribution (whether in the form of cash, the Company’s common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of the Company’s common stock or other securities, or other change in the Company’s corporate structure affecting the Company’s common stock occurs such that an adjustment is determined by the Equity Plan Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Equity Plan, the Equity Plan Committee shall, in such manner as it may deem equitable (a) adjust the number and class of shares (or other securities) available for issuance under the 2007 Equity Plan and the number, class, and price of shares (or other securities) subject to outstanding Awards or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Company’s common stock upon or in respect of such event.

Eligibility to Receive Awards

The Equity Plan Committee selects the employees (including executive officers), consultants and directors who will be granted Awards under the 2007 Equity Plan. As of September 1, 2009, the Company has approximately 103 officers and employees, including all of the Company’s named executive officers who are still serving in that capacity as of September 1, 2009, and six non-employee directors who are eligible to receive Awards under the 2007 Equity Plan. The actual number of individuals who will receive an Award under the 2007 Equity Plan cannot be determined in advance because the Equity Plan Committee has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares of the Company’s common stock at a fixed exercise price for a fixed period of time. Under the 2007 Equity Plan, the Equity Plan Committee may grant nonqualified stock options and/or incentive stock options. The Equity Plan Committee will determine the number of shares covered by each option.

The exercise price of the shares subject to each option is set by the Equity Plan Committee but generally cannot be less than 100% of the fair market value on the date of grant. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value (on the grant date) if the participant owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock and any of the Company’s subsidiaries. However, the Company may grant certain options with exercise prices equal to less than the fair market value of the Company’s common stock on the date of grant in connection with its acquisition of another company. The fair market value of the Company’s common stock is generally the last quoted sales price for the shares on The NASDAQ Capital Market on the applicable date.

Options vest and become exercisable at the times and on the terms established by the Equity Plan Committee at the time of grant. Options granted under the 2007 Equity Plan expire at the times established by the Equity Plan Committee, but not later than 10 years after the grant date (such term is limited to 5 years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock and any of the Company’s subsidiaries). The Equity Plan Committee may determine the effect of termination of employment or service on the rights and benefits under options and in doing so may make distinctions based upon the cause of termination or other factors.

The exercise price of each option granted under the 2007 Equity Plan must be paid in full in cash or its equivalent at the time of exercise. The Equity Plan Committee also may permit payment through the tender of shares that are already owned by the participant, or by any other form of legally permissible consolidation which the Equity Plan Committee determines to be consistent with the purpose of the 2007 Equity Plan.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted in tandem with or in connection to all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. The Equity Plan Committee has complete discretion to determine the number of stock appreciation rights granted to any employee, consultant or director.

The Equity Plan Committee determines the terms of stock appreciation rights, except that the exercise price of a stock appreciation right that is granted independently of an option may not be less than 100% of the fair market value of the shares on the date of grant and the exercise price of a stock appreciation right that is granted in tandem with or in connection to an option may not be less than the exercise price of the related option. In addition, the Equity Plan Committee may determine the effect of termination of employment or service on the rights and benefits under stock appreciation rights and in doing so may make distinctions based upon the cause of termination or other factors.

A stock appreciation right granted in tandem with an option will entitle the participant to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. The participant will receive in exchange from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the shares covered by the surrendered portion of the related option. When a stock appreciation right granted in tandem with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires. A stock appreciation right granted in connection with an option will automatically be deemed exercised after the related option is exercised.

Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Equity Plan Committee will specify in the stock appreciation right agreement. Stock appreciation rights granted under the 2007 Equity Plan expire at the times established by the Equity Plan Committee, but not later than 10 years after the date of grant.

The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares, in cash, or any combination thereof, as the Equity Plan Committee may determine.

Restricted Stock and Restricted Stock Units

Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Equity Plan Committee. Restricted stock units represent a promise to deliver shares of the Company’s common stock, or an amount of cash or property equal to the underlying shares, at a future date. The Equity Plan Committee will determine the number of shares subject to a restricted stock Award or restricted stock unit Award granted to any employee, consultant or director, and the other terms of the Award (including the purchase price, if any, and transfer restrictions).

In determining whether an Award of restricted stock or restricted stock units should be made, and/or the vesting schedule for any such Award, the Equity Plan Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Equity Plan Committee may determine to grant an Award of restricted stock or restricted stock units only if the participant continues employment and satisfies performance goals established by the Equity Plan Committee.

Cash Awards

Cash awards may be granted either alone, in addition to, or in tandem with other Awards granted under the 2007 Equity Plan. After the Equity Plan Committee determines that it will offer a cash award, it shall advise the participant, by means of an award agreement, of the terms, conditions and restrictions related to the cash award. The grant or vesting of a cash award may be made contingent on the achievement of performance goals established by the Equity Plan Committee. The maximum amount payable pursuant to a cash award granted under the 2007 Equity Plan for any fiscal year to any participant that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code may not exceed $650,000. Nothing in the 2007 Equity Plan prevents the Company from granting cash awards outside of the 2007 Equity Plan in any amount to any employee or other service provider.

Deferred Payments

The 2007 Equity Plan authorizes the Equity Plan Committee to permit the deferred payment of Awards in accordance with and subject to such rules and procedures determined by the Equity Plan Committee in its sole discretion.

Performance Goals

Awards under the 2007 Equity Plan may be made subject to performance conditions as well as time-vesting conditions. Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may include performance conditions that are established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code and based on an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Equity Plan Committee in accordance with Section 162(m) of the Internal Revenue Code: (a) annual revenue, (b) cash position, (c) earnings per share, (d) individual objectives, (e) net income, (f) operating cash flow, (g) operating income, (h) return on assets, (i) return on equity, (j) return on sales, and (k) total shareholder return. Performance goals may differ from participant to participant and from Award to Award.

Change of Control

In the event of a “change of control” of the Company, the Equity Plan Committee may provide for the successor corporation to either assume or provide a substitute award for each outstanding stock option and stock appreciation right. In the event the successor corporation refuses to assume or provide a substitute award, the Equity Plan Committee will provide at least 15 days notice that the options or stock appreciation rights under the 2007 Equity Plan will immediately vest and become exercisable as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period. If the successor corporation assumes or provides a replacement Award and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following the change of control, then such participant’s options and stock appreciation rights will immediately vest and become exercisable as to all of the shares subject to such Award.

Additionally, in the event of a “change of control” of the Company, the Equity Plan Committee may provide for any vesting conditions or Company repurchase or reacquisition rights with respect to restricted stock and restricted stock units to be assigned to the successor corporation. In the event the successor corporation refuses to assume any such vesting conditions or repurchase or reacquisition rights, such vesting conditions or repurchase or reacquisition rights will lapse and the participant will be fully vested in such shares of restricted stock or restricted stock units. If the vesting conditions or repurchase or reacquisition rights are assigned to the successor corporation and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following such change of control, then any vesting conditions or repurchase or reacquisition rights will lapse with respect to such participant’s restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control) and the participant will be fully vested in such restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control).

The Equity Plan Committee may provide for cash awards to be assumed or an equivalent cash award substituted by the successor corporation in the event of a “change of control.” In the event that the successor corporation refuses to assume or substitute for the cash award, the participant will become fully vested in the cash award. If the cash award is assumed or substituted for and within 12 months following the “change of control” the participant is terminated by the successor corporation for reasons other than “misconduct,” the participant will become fully vested in the cash award.

Limited Transferability of Awards

Awards granted under the 2007 Equity Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Equity Plan Committee, transfer nonqualified stock options (a) pursuant to a court-approved domestic relations order relating to child support, alimony payments or marital property rights and (b) by bona fide gift to (1) a member of the participant’s immediate family; (2) a trust or other entity for the sole benefit of the participant and/or his or her immediate family; (3) a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family or (4) certain limited tax-qualified charities.

Amendment and Termination of the 2007 Equity Plan

The Board generally may amend, suspend or terminate the 2007 Equity Plan at any time and for any reason (subject to shareholder consent as may be required by applicable law). However, no amendment or termination of the 2007 Equity Plan may alter or impair the rights of a participant with respect to an outstanding Award without his or her consent; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination (a) is required or advisable in order for the Company, the 2007 Equity Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any change of control event, is in the best interests of the Company or its shareholders. In addition, the Board may not, without shareholder consent, reduce the exercise price of any outstanding option or cancel and re-grant options at a lower exercise price.

Unless terminated by the Board, the 2007 Equity Plan does not have a term. However, no incentive stock option may be granted under the 2007 Equity Plan after ten years from the latest date the Company’s shareholders approve the 2007 Equity Plan, including any subsequent amendment or restatement of the 2007 Equity Plan approved by the Company’s shareholders. Outstanding Awards generally will continue following the expiration or termination of the 2007 Equity Plan until they expire pursuant to the terms of such Awards. If the Company’s shareholders approve this amendment to the 2007 Equity Plan, the Company will be able to grant incentive stock options under the terms of the plan for 10 years from the date of such approval.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company with respect to the grant, vesting and exercise of Awards granted under the 2007 Equity Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an Award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Internal Revenue Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise of a nonqualified stock option with respect to vested shares, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with exercise of a nonqualified stock option would be added to the tax basis of the shares and, with respect to an employee, is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Incentive Stock Options

No taxable income is recognized when an incentive stock option is granted or exercised although the excess (if any) of the fair market value of the shares at exercise over the exercise price is treated as an item of income for alternative minimum tax purposes and may subject the participant to alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that the alternative minimum tax exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).

If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, (a) if the sale price exceeds the exercise price, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option, and the excess (if any) between the sales price and the fair market value of the shares on the exercise date will be taxed as capital gain or (b) if the sale price is less than the exercise price, the participant will recognize a capital loss equal to the difference between the exercise price and the sale price.

In the case of both nonqualified stock options and incentive stock options, special federal income tax rules apply if the Company’s common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Appreciation Rights

No taxable income is recognized when a stock appreciation right is granted to a participant. Upon exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received as of the payment date. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Restricted Stock and Restricted Stock Units

No taxable income is generally recognized when restricted stock or restricted stock units are granted to a participant. Upon vesting, the participant will generally recognize income in an amount equal to the excess of the fair market value of the shares over any amount the participant paid for the shares. A participant who receives unvested shares of stock under a stock Award may make an election at the time of transfer of the shares to recognize income based upon the fair market value of the stock on the date of transfer. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

The ordinary income on an Award of restricted stock or restricted stock units recognized by an employee will be subject to tax withholding by the Company.

Cash Awards

Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee will be subject to tax withholding by the Company.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an Award under the 2007 Equity Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the chief executive officer and to certain of the Company’s other executive officers. If compensation attributable to Awards to such individuals is not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, the Company may not be permitted to deduct compensation paid to such individuals to the extent that aggregate non-performance-based compensation exceeds $1,000,000 per individual in any tax year. Furthermore, if an Award is accelerated under the 2007 Equity Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).

Accounting Treatment

The Company will recognize compensation expense in connection with Awards granted under the 2007 Equity Plan as required under applicable accounting standards, including with respect to equity awards under Statement of Financial Accounting Standards No. 123(R). The Company currently amortizes compensation expense associated with equity Awards over an Award’s requisite service period and establishes fair value of equity Awards in accordance with applicable accounting standards.

Participation in the 2007 Equity Plan

The Company has not approved any Awards that are conditioned upon shareholder approval of the proposed amendments to the 2007 Equity Plan. The Company is not currently considering any other specific Award grants under the 2007 Equity Plan. If the proposed amendments to the 2007 Equity Plan had been in effect in fiscal 2008, the Company expects that its Award grants for fiscal 2008 would not have been substantially different from those actually made in that year under the 2007 Equity Plan. The number of Awards that non-employee directors may receive under the 2007 Equity Plan is set forth in the Company’s Revised Director Compensation Policy, which is described in the section entitled “Non-Employee Director Compensation” above.

As of September 14, 2009, the last quoted sales price of the Company’s common stock on The NASDAQ Capital Market was $1.37 per share.

Aggregate Past Grants Under the 2007 Equity Plan

As of September 1, 2009, Awards covering 21,482,106 shares of the Company’s common stock had been granted under the 2007 Equity Plan. The following table shows information regarding the distribution of those Awards among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date.

	STOCK OPTIONS				RESTRICTED STOCK
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of September 1, 2009		Number of Shares Subject to Past Awards	Number of Shares Vested as of September 1, 2009	Number of Shares Outstanding and Unvested as of September 1, 2009
			Exercisable	Unexercisable
Named Executive Officers:
James A. Bianco, M.D. Chief Executive Officer	25,375	—	20,875	4,500	5,278,569	2,179,725	3,090,719

Louis A. Bianco Executive Vice President, Finance and Administration	14,336	—	12,853	1,483	1,846,293	885,778	958,015

Dan Eramian Executive Vice President, Corporate Communications	8,225	—	6,825	1,400	1,609,296	652,289	957,007

Craig W. Philips President	15,000	—	5,000	10,000	3,136,729	1,307,129	1,829,600

Jack W. Singer, M.D. Executive Vice President, Chief Medical Officer	14,725	—	13,242	1,483	1,846,293	885,778	958,015

Scott Stromatt, M.D. Former Executive Vice President, Clinical Development and Regulatory Affairs	11,288	—	—	—	22,185	9,145	—

Total for All Current Executive Officers as a Group (5 persons):	77,661	—	58,795	18,866	13,717,180	5,910,699	7,793,356

Non-Executive Directors:
John H. Bauer	5,400	—	5,400	—	583,131	543,131	40,000
Vartan Gregorian, Ph.D.	6,025	—	6,025	—	583,131	543,131	40,000
Richard L. Love	5,400	—	4,800	600	568,305	543,105	25,200
Mary O. Mundinger, Dr. PH	6,125	—	6,125	—	568,131	543,131	25,000
Phillip M. Nudelman, Ph.D.	6,350	—	6,350	—	861,534	811,534	50,000
Frederick W. Telling, Ph.D.	5,100	—	5,100	—	583,068	543,068	40,000

Total for All Current Non-Executive Directors as a Group (6 persons):	34,400	—	33,800	600	3,747,300	3,527,100	220,200
Each other person who has received 5% or more of the options, warrants or rights under the Plan	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	424,506	750	64,428	197,870	3,481,059	208,067	3,138,652
Total	536,567	750	157,023	217,336	20,945,539	9,645,866	11,152,208

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing compensation plans as of December 31, 2008, including the 2007 Equity Plan, Novuspharma S.p.A. Stock Option Plan, 1994 Equity Incentive Plan and the 2007 Employee Stock Purchase Plan.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plans Approved by Shareholders	294,103	(1)	$178.11	250,766	(2)
Plan Not Approved by Shareholders(3)	4,337		$128.40	None
Totals	298,440		$177.39	250,766

(1)	Consists of outstanding Awards granted under the 2007 Equity Plan and the 1994 Equity Incentive Plan.
(2)	Consists of 234,166 shares available for future issuance under the 2007 Equity Incentive Plan and 16,600 shares available for future issuance under the 2007 Employee Stock Purchase Plan. Subject to certain express limits of the 2007 Equity Plan, shares available for Award purposes under the 2007 Equity Plan generally may be used for any type of Award authorized under that plan including options, stock appreciation rights, and other forms of Awards granted or denominated in shares of the Company’s common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares. No new Awards may be granted under the 1994 Equity Incentive Plan.
(3)	Consists of the Novuspharma S.p.A. Stock Option Plan adopted in connection with the merger between the Company and Novuspharma which expired on December 31, 2006. Awards under this plan consisted solely of stock options granted after the merger to Novuspharma employees with an exercise price equal to the fair market value of our common stock on the grant date and a maximum term of 10 years. Due to its expiration, no new awards may be granted under this plan.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S

2007 EMPLOYEE STOCK PURCHASE PLAN

Summary

The Company is asking you to approve an amendment to the Company’s 2007 Employee Stock Purchase Plan (the “ESPP”) to increase the maximum number of shares authorized for issuance under the ESPP by 500,000 shares. The Board approved the proposed share increase on August 24, 2009.

The ESPP was approved by the Company’s shareholders at the 2007 Annual Meeting. The Board has determined that it is advisable to increase the maximum number of shares available for issuance under the ESPP in recognition of the significant dilution of the Company’s common stock in the past 12 months and the related impact in outstanding awards due to share issuances necessary to raise additional capital and complete certain strategic acquisitions and the implementation of a one-for-ten reverse stock split in 2008. At the Special Meeting of Shareholders on March 24, 2009, the Company’s shareholders approved an amendment to the ESPP to increase the shares of the Company’s common stock available for issuance under the ESPP by 1,000,000 shares to 1,025,000 shares and to increase the limit on the total number of shares of the Company’s common stock that may be purchased under the ESPP on any offering date to 5,000 shares. As of September 1, 2009, there are 1,011,000 shares remaining available for issuance under the ESPP.

The proposed amendment would facilitate the Company’s ability to continue to utilize the ESPP. The Company believes the ESPP is an important component of its employee compensation package and assists it in attracting and retaining skilled personnel. Approximately 87% of the Company’s employees were eligible to participate in, and 7% of the Company’s employees elected to participate in, the ESPP during the purchase period ending June 30, 2009. The essential features of the ESPP are summarized below. The ESPP is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to the ESPP to increase the number of shares authorized for issuance under the plan requires the affirmative vote of the holders of a majority of the shares of common stock voting on this Proposal 3 in person or by proxy at the shareholder meeting. Abstentions and broker non-votes will not be counted. In the event the shareholders fail to approve the amendment to the ESPP, the ESPP will continue in operation pursuant to its terms with no change to the number of shares authorized for issuance under the plan. In addition, whether or not the amendment to the ESPP is approved, the Board may, pursuant to the terms of the ESPP and subject to the NASDAQ Listing Rules, make any other changes to the ESPP that it feels would be in the Company’s and the Company’s shareholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2007 EMPLOYEE STOCK PURCHASE PLAN.

Summary of the 2007 Employee Stock Purchase Plan

The following is a summary of the principal features of the Company’s 2007 Employee Stock Purchase Plan and its operation. Because it is not a complete description of all of the terms and conditions of the ESPP, the following summary is qualified in its entirety by reference to the full text of the ESPP (as proposed to be amended), as set forth in Appendix B. Except for the proposed amendment described above in this Proposal 3, the Company’s shareholders are not being asked to approve any other amendments to the ESPP.

Background and Purpose

The ESPP provides the Company’s employees with the opportunity to purchase shares of the Company’s common stock through payroll deductions. The purposes of the ESPP are to encourage ownership of the Company’s common stock by the Company’s employees and to provide additional incentives to the Company’s employees to promote the success of the Company’s business. Under the ESPP, participants may purchase the Company’s common stock at a discount.

Administration

The ESPP shall be administered by a committee of the Board consisting of not less than two non-employee directors (the “ESPP Committee”), which shall determine from time to time whether to grant options to purchase shares under the ESPP as of any date otherwise qualifying as an offering commencement date. The ESPP Committee further determines which, if any, of the Company’s affiliates may be participating employers whose employees may participate in the ESPP as of each offering commencement date. The ESPP Committee shall have authority in its discretion to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to determining the terms of options to purchase shares granted under the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. Any determination of the ESPP Committee shall be final and binding upon all persons having or claiming any interest under the ESPP or under any options to purchase shares granted pursuant to the ESPP.

Shares Available for Issuance

The aggregate number of shares of the Company’s common stock that currently may be issued pursuant to the ESPP is 1,025,000. If stockholders approve the proposed amendment, this limit would be increased to 1,525,000 shares. As of September 1, 2009, 14,000 shares of common stock had been sold under the ESPP, leaving 1,011,000 shares available for purchase. If an option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the option shall become available for other options granted under the ESPP.

Eligibility and Participation

Employees who are employed on the first day of any offering period and remain an employee through the end of the offering period and who customarily work more than twenty hours per week and more than five months per calendar year may participate in the ESPP. Participation in the ESPP is voluntary. No participant may purchase shares if immediately after such purchase, the participant would own stock and/or outstanding options to purchase stock comprising 5% or more of the total combined voting power of the Company’s stock or of any of the Company’s affiliates. In addition, no participant is permitted to purchase stock under the ESPP with a value in excess of $25,000 (determined with respect to the fair market value of the stock at the time such option to purchase shares is granted) in any calendar year.

Plan Characterization

The ESPP is not subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

Offering Dates

Shares of stock are offered for purchase on the first business day of each six month offering period designated by the ESPP Committee. The ESPP Committee shall also designate the offering period commencement dates and has the authority to change the duration of the offering periods without shareholder approval if the change is announced prior to the relevant offering period.

Purchase Price

The purchase price per share of common stock covered by an option granted under the ESPP is 85% of the lower of (a) the fair market value per share of the Company’s common stock on the commencement date of the applicable offering period and (b) the fair market value per share of the Company’s common stock on the last business day of the applicable offering period. The fair market value of the Company’s common stock is generally the last quoted sales price of the Company’s common stock on The NASDAQ Capital Market on the determination date.

Payroll Deductions

Employees may authorize payroll deductions in 1% multiples of base salary for each payroll period, up to a maximum of 10% of their base salary. An employee may not change the percentage of base salary withheld during an offering period. An employee may discontinue his or her participation in the ESPP at any time.

Purchase of Stock

By executing an enrollment form, an employee is entitled to purchase shares of the Company’s common stock on the last day of the offering period. The maximum number of shares that may be purchased during an offering period is determined by dividing the amount collected from the participant through payroll deductions during the offering period by the per share purchase price in effect for that offering termination date, subject to a maximum of 5,000 shares. Unless the employee’s participation is discontinued prior to such purchase date, his or her purchase of the shares will occur automatically on the last day of the offering period at the applicable price.

Withdrawal

Generally, a participant may withdraw from an offering period at any time prior to one business day prior to the offering termination date by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new enrollment agreement to the Company. Upon a participant’s withdrawal from an offering period, all of the participant’s accumulated payroll deductions held by the Company will be paid to the participant without interest.

Termination of Employment

Termination of a participant’s employment for any reason, including death, retirement, voluntary severance or involuntary severance, cancels his or her option to purchase shares and participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of an employee’s death, to the person or persons entitled thereto as provided in the ESPP, without interest.

Leave of Absence

A participant will be deemed to be employed throughout any leave of absence for military service, illness, or other bona fide purpose which does not exceed the longer of 90 days or the period during which the participant’s reemployment rights are guaranteed by statute or contract. If the participant does not return to active employment prior to the termination of such period, his or her employment will be deemed to have ended on the 91st day of such leave of absence.

Restrictions on Transfer

Options may not be assigned, transferred, pledged, or otherwise disposed of, except by will, or under the laws of descent and distribution. An option may not be exercised by anyone other than the participant.

Changes in Capitalization

The number of shares reserved under the ESPP and the number of shares and the price per share in effect under each outstanding option under the ESPP shall be appropriately adjusted for the payment of a stock dividend or any increase or decrease in the number of outstanding shares of the Company’s common stock resulting from a split-up or contraction of shares, in order to prevent the dilution or enlargement of benefits thereunder.

Change of Control

In the event of a change of control (as defined in the ESPP), the ESPP Committee shall, in its sole discretion, either (a) provide that shares granted under the ESPP shall be purchasable to the extent of each participant’s accumulated payroll deductions for the offering period in effect as of a date prior to the change in control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation shall assume the Company’s rights and obligations under the ESPP.

Dissolution or Liquidation

In the event of the Company’s dissolution or liquidation, except pursuant to a transaction to which Section 424(a) of the Internal Revenue Code applies, each option to purchase shares of the Company’s common stock will terminate; however, the participant has the right to purchase shares prior to such dissolution or liquidation.

Term; Amendment and Termination of the ESPP

No option shall be granted under the ESPP on or after the twentieth anniversary of shareholder approval of the ESPP, but options granted prior to such date may extend beyond such date.

The Board may terminate or amend the ESPP at any time and from time to time (subject to shareholder consent as may be required by applicable law). No termination of or amendment to the ESPP may materially adversely affect the rights of a participant with respect to an outstanding option held by the participant as of the date of such termination or amendment without the participant’s consent. However, the Board may make such amendments to the ESPP as the Board determines to be advisable and which do not cause unfavorable accounting treatment, including changes with respect to current offering periods, if the continuation of the ESPP or any offering period would result in financial accounting treatment for the ESPP that is different from the financial accounting treatment in effect on the date the ESPP is adopted by the Board.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences to U.S. taxpayers and the Company with respect to the shares purchased under the ESPP. The summary does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. The following is not intended to be used, and cannot be used, for the purpose of avoiding taxpayer penalties.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period applicable to such shares. If the shares are sold or otherwise disposed of (including by gift) more than two years after the first day of the particular offering period in which such shares were acquired and more than one year after the actual purchase date of the shares, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period in which such shares were acquired. Any additional gain or loss will be treated as long-term capital gain or loss. If the shares are sold or otherwise disposed of (including by gift) before the expiration of the aforementioned holding periods, the participant will recognize ordinary income generally measured as the excess of (a) the fair market value of the shares on the date the shares are purchased over (b) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Accounting Treatment

Based on Statement of Financial Accounting Standards No. 123(R), the Company will recognize compensation expense in connection with the ESPP. So long as the Company continues issuing shares under the ESPP with a purchase price at a discount to the fair market value of the Company’s common stock, the Company will recognize compensation expense which will be determined by the level of participation in the ESPP. However, in certain cases where the purchase price is greater than 95% of the fair market value of the stock subject to the ESPP, there may be no compensation expense under Statement of Financial Accounting Standards No. 123(R).

Participation in the ESPP

Participation in the ESPP is voluntary and therefore the number of shares an individual employee will purchase cannot be determined in advance. In addition, because benefits under the ESPP will depend on the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the ESPP is approved by the shareholders.

As of September 14, 2009, the last quoted sales price of the Company’s common stock on The NASDAQ Capital Market was $1.37 per share.

Aggregate Past Purchases Under the 2007 Employee Stock Purchase Plan

As of September 1, 2009, 14,000 shares of the Company’s common stock had been purchased under the ESPP. None of the Company’s executive officers have participated in the ESPP or ever purchased shares under the ESPP. The Company’s non-employee directors are not eligible to participate in the ESPP. No person has received 5% or more of the options or rights granted under the ESPP.

Equity Compensation Plan Information

For information concerning our equity compensation plans, please see “Equity Compensation Plan Information” under Proposal 2 above.

PROPOSAL 4

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Summary

Stonefield Josephson, Inc. served as the Company’s independent auditors and independent registered public accounting firm for the year ended December 31, 2008. The Audit Committee has again approved the appointment of Stonefield Josephson, Inc. as the Company’s independent auditors for the year ending December 31, 2009 and the Board has further directed that the Company submit the selection of independent auditors and independent registered public accounting firm for 2009 for ratification by the shareholders at this shareholder meeting.

Representatives of Stonefield Josephson, Inc., who are expected to be present at the shareholder meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Although ratification is not required by the Company’s amended and restated bylaws or otherwise, the Company is submitting the selection to its shareholders for ratification as a matter of good corporate practice and because the Company values its shareholders’ views. In the event the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different auditor/independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s and the Company’s shareholders’ best interests.

Independent Auditors’ Fees and Services

The following table provides the aggregate fees billed for professional services rendered by the Company’s principal accountants during each of the past two fiscal years ended December 31:

Services Rendered	2008	2007
Audit Fees(1)	$680,000	$904,000
Audit-Related Fees(2)	—	226,000
Tax Fees(3)	—	5,000
All Other Fees(4)	—	—

(1)	Audit Fees. This category includes fees for professional services provided in conjunction with the audit of the Company’s financial statements and with the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, review of the Company’s quarterly financial statements, assistance and review of documents filed with the SEC, consents, and comfort letters and attestation services provided in connection with statutory and other regulatory filings and engagements.
(2)	Audit-Related Fees. This category includes fees for assurance and related professional services associated with due diligence related to mergers and acquisitions, consultation on accounting standards or transactions, internal control reviews and assistance with internal control reporting requirements, services related to the audit of employee benefit plans, and other attestation services not required by statute or regulation.
(3)	Tax Fees. This category includes fees for professional services provided related to tax compliance, tax planning and tax advice.
(4)	All Other Fees. There were no other fees for services not included above.

Pre-Approval Policy

Pursuant to the Company’s “Audit and Non-Audit Services Pre-Approval Policy,” which is approved by the Audit Committee on an annual basis, the Audit Committee pre-approves all auditing services and non-audit services to be performed by the Company’s independent auditors. The Audit Committee also pre-approves all associated fees, except for de minimus amounts for non-audit services, which are approved by the Audit Committee prior to the completion of the audit.

Vote Required and Board of Directors’ Recommendation

Ratification of the selection of Stonefield Josephson, Inc. as the Company’s independent auditors for the year ending December 31, 2009 requires the affirmative vote of the holders of a majority of the shares of common stock voting on this Proposal 4 in person or by proxy at the shareholder meeting. Abstentions will not be counted in the ratification of the selection of independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE SELECTION OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY’S

INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews and monitors the Company’s financial reporting process on behalf of the Board and reviews the Company’s system of internal controls. We act only in an oversight capacity, however, and it is management that has the primary responsibility for the financial statements, establishing and maintaining adequate internal controls, and the reporting process. Stonefield Josephson, Inc., the Company’s independent auditor or Stonefield Josephson, is responsible for expressing opinions on the conformity of the Company’s financial statements in accordance with generally accepted accounting principles, on management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and on the effectiveness of the Company’s internal control over financial reporting. Each member of the Audit Committee is an independent director as determined by the Board, based on the NASDAQ Listing Rules promulgated by the NASDAQ Stock Market and the SEC’s independence requirements for members of audit committees. In addition, the Board has determined that John H. Bauer is an “audit committee financial expert,” as defined by SEC rules.

We operate under a written charter, a copy of which is available on the Company’s website at http://www.celltherapeutics.com. As more fully described in our charter, the purpose of the audit committee is to assist the Board in its oversight and monitoring of the Company’s financial statements, internal controls and audit matters. We meet each quarter with Stonefield Josephson and management to review the Company’s interim financial results before the publication of the Company’s quarterly reports. Management’s and independent auditors’ presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. In accordance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we have ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors.

In accordance with existing Audit Committee policy and the requirements of the Sarbanes-Oxley Act, all services to be provided by Stonefield Josephson are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. Pre-approval provided by the full Audit Committee, or a subcommittee thereof, relates to a particular category or group of services and is subject to a specific budget. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest; we have not in recent years obtained any of these services from Stonefield Josephson and we are able to obtain such services from other service providers at competitive rates.

In addition, we recommend to the Board the appointment of the independent auditors and review their proposed audit scope, approach and independence.

We are not professional accountants or auditors and our duties are not intended to duplicate or to certify the activities of management or the independent auditors. It is not the Audit Committee’s duty to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Consequently, the Audit Committee is not providing any professional certification as to the independent auditors’ work or any expert assurance as to the financial statements.

We have reviewed and discussed the Company’s audited financial statements with management and Stonefield Josephson. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

We also discussed with Stonefield Josephson, Inc. other matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance). In addition, we have received from, and discussed with, Stonefield Josephson, Inc. their annual written report on their independence from us and our management, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors whether the provision of any non-audit services provided to us by them during 2008 were compatible with the auditors’ independence.

AUDIT COMMITTEE

John H. Bauer (Chair)

Phillip M. Nudelman, Ph.D.

Vartan Gregorian, Ph.D.

Frederick W. Telling, Ph.D.

PROPOSAL 5

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK

IN LIEU OF FUTURE MILESTONE PAYMENTS

Summary

The Company is seeking shareholder approval under the applicable provisions of Rule 5635 of the NASDAQ Listing Rules for the issuance of shares of the Company’s common stock as consideration under that certain Second Amendment to Acquisition Agreement dated as of August 6, 2009 (the “Second Amendment”), which amends that certain Acquisition Agreement dated as of July 24, 2007 (the “Acquisition Agreement”), as amended by that certain First Amendment to Acquisition Agreement dated as of January 6, 2009 (the “First Amendment”), and as further amended by that certain Cancellation Agreement dated as of January 23, 2009 (“the Cancellation Agreement”), by and among the Company, as Parent, Cactus Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent, Saguaro Acquisition Company LLC, a Delaware limited liability company and wholly owned subsidiary of Parent, Systems Medicine, Inc., a Delaware corporation (“SMI”) and Tom Hornaday and Lon Smith, in their capacities as representatives of the SMI stockholders (the “SMI Stockholders”). The number of shares to be issued will be determined based on share consideration of $6,000,000 and shares priced at the then closing market price on the day of the vote at the Annual Meeting.

Under the Acquisition Agreement, which is attached to the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2007, pursuant to which the Company acquired SMI in a stock-for-stock merger (the “Acquisition”), the SMI Stockholders were granted rights to receive potential milestone payments of $5,000,000 and $10,000,000 based on certain FDA milestones for Brostallicin (collectively, the “Earn Out Payment”). Under the First Amendment, the Company agreed to pay the SMI Stockholders an immediate substitute payment of $5,000,000 in lieu of the Earn Out Payment, payable in shares of the Company’s common stock at a price of $0.13 per share (the “Issuance”), provided that the non-accredited SMI Stockholders (the “Nonaccredited Holders”) would instead be paid in cash. On January 23, 2009, the Company received an Additional Staff Determination Letter (the “Determination Letter”) from the Listing Qualifications Staff of The NASDAQ Stock Market indicating that the Company had not complied with Marketplace Rule 4350(i)(1)(C), currently codified in NASDAQ Listing Rule 5635(a), because it failed to get shareholder approval of the Issuance. In response to the Determination Letter, the Company entered into the Cancellation Agreement to cancel the Issuance under the First Amendment and reinstate the original terms of the Acquisition Agreement. Notwithstanding the Cancellation Agreement, the Nonaccredited Holders were paid their pro rata shares in cash, thereby satisfying the Company’s obligation to pay such Nonaccredited Holders their portion of the Earn Out Payment.

Under the Second Amendment, which is attached to the Company’s Current Report on Form 8-K filed with the SEC on August 7, 2009, the Company and the SMI Stockholders agreed to replace the Earn Out Payment with an immediate substitute payment of $6,000,000, payable in that number of shares of the Company’s common stock (the “Substitute Shares”) equal to $6,000,000 divided by the closing price of the Company’s common stock (the “Substitute Share Price”) on the day the Company obtains the requisite shareholder vote. Richard L. Love, who currently serves on the Board, is one of the SMI Stockholders eligible to receive a portion of the Substitute Shares.

Reason for Request for Shareholder Approval and Impact on Shareholders of Approval or Disapproval of Proposal

Because the Company’s common stock is listed on The NASDAQ Capital Market, the Company is subject to the NASDAQ Listing Rules. The Company is seeking approval for the issuance of common stock under the applicable provisions of Marketplace Rule 5635, which applies to the issuance of securities in certain circumstances.

For example, NASDAQ Listing Rule 5635(a) requires a company to obtain shareholder approval in connection with the issuance of securities relating to the acquisition of the stock or assets of another company if the common stock that is issued carries voting power equal to or greater than 20% of the voting power outstanding before the transaction or the number of shares issued will be equal to or greater than 20% of the number of shares of common stock outstanding before the transaction. This rule is also triggered where any director, officer or “Substantial Shareholder” (as defined by NASDAQ Listing Rule 5635(e)(3)) of the company has a 5% or greater interest, or such persons collectively have a 10% or greater interest, in the target assets or the consideration to be paid and the issuance of common stock could result in an increase in outstanding shares or voting power of 5% or more.

The share issuance contemplated by this proposal may result in dilution to the existing shareholders depending upon the Substitute Share Price that will be determined on the day the Company obtains the requisite shareholder vote. Although the Board is unable to predict what the Substitute Share Price will be, assuming the Substitute Share Price is equal to the last quoted sales price of the Company’s common stock on The NASDAQ Capital Market on September 14, 2009, the dilution to the common stock held by existing shareholders would be approximately 0.8%. Notwithstanding any potential dilution, the Company believes that the substitute earn out payment in the form of the Substitute Shares is in the best interests of the Company and its shareholders. In order to relieve the Company of its obligations to pay up to $15,000,000 to the SMI Stockholders in the future, the Company is asking you to approve the issuance of shares of common stock pursuant to the Second Amendment.

Vote Required and Board of Directors’ Recommendation

Approval of the share issuance contemplated by the Second Amendment requires the affirmative vote of the holders of a majority of the shares of common stock voting on this Proposal 5 in person or by proxy at the shareholder meeting. Abstentions and broker non-votes will not be counted. In the event the shareholders fail to approve the share issuance contemplated by the Second Amendment, the Company will pay the SMI Stockholders an immediate substitute earn-out payment of $5,000,000 in cash.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ISSUANCE OF SHARES OF COMMON STOCK

IN LIEU OF FUTURE MILESTONE PAYMENTS.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s Compensation Committee oversees the Board responsibilities relating to the compensation of the Company’s chief executive officer and all other executive officers of the Company with a title of executive vice president and above or who otherwise report directly to the chief executive officer (referred to herein as the Company’s “executive officers”). In discharging this responsibility, the Compensation Committee evaluates and approves the Company’s compensation plans, policies and programs as they affect executive officers.

This discussion describes and analyzes the compensation program for the Company’s executive officers. First, it covers the Company’s compensation objectives and philosophy, the cornerstone of which is pay for performance. Next, it reviews the process the Compensation Committee follows in deciding how to compensate the Company’s executive officers and provides a brief overview of the principal components of the Company’s compensation program, including a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of the Company’s named executive officers for fiscal year 2008.

Compensation Objectives and Philosophy

The Company believes that compensation of its executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. The Company attempts to align the interests of its shareholders and management by integrating compensation with the Company’s short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the pharmaceutical industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. However, the Company believes that, given the challenges it continues to face, a standard compensation methodology is not appropriate for the Company. For example, the Compensation Committee has utilized, and will continue to utilize, performance-based incentives which are tied to key corporate goals critical to the Company’s long-term success and viability.

The elements of compensation for executive officers includes base salaries, annual cash incentives, long-term equity incentives, and perquisites, as well as additional features which are available to most other employees, including a 401(k) plan, employee stock purchase plan, health and welfare programs, and life insurance. Executives have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executives.

The Company has experienced and continues to experience certain financial difficulties. For example, the Company expects that its existing cash and cash equivalents will not be sufficient to fund its operations at current levels past January 2010 and the Company has a substantial amount of debt. In light of the Company’s business situation and the current economic climate, the Company’s compensation philosophy and objectives for fiscal 2009 continue to reflect the current environment in which the Company is operating and will be focused more heavily on retention of the Company’s senior management team through this challenging time while creating the foundation for value creation in the future. The Company’s fiscal year 2009 philosophy and objectives will continue the Company’s trend of generally providing reduced or flat levels of cash compensation while maintaining or increasing the equity compensation component of the compensation packages for the Company’s named executive officers.

Compensation Process

The Compensation Committee begins its process for deciding how to compensate the Company’s executive officers by considering competitive market data. As authorized by its charter, the Compensation Committee has engaged Milliman, Inc., an independent executive compensation consultant, to review the Company’s compensation plans, policies and programs that affect executive officers and to provide advice and recommendations on competitive market practices and specific compensation decisions. Milliman has worked directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent. To date, Milliman has not undertaken any projects for management.

For purposes of evaluating competitive market practices, the Compensation Committee, with assistance from Milliman, first identifies the Company’s peer group.

In late 2006, Milliman recommended a group of comparable companies based on line of business, company size measured by market value and number of employees, among other criteria, which the Compensation Committee reviewed when determining the Company’s peer group which was comprised of the following companies: Allos Therapeutics, Inc., Cell Gensys, Inc., Coley Pharmaceutical Group, Dendreon Corp., Exelixis, Inc. Favrille, Inc., Genitope Corporation, InterMune, Inc., Isis Pharmaceuticals, Kosan Biosciences Incorporated, Neurocrine Biosciences, Inc., Pharmacyclics, Inc., Rigel Pharmaceutical, Inc., Seattle Genetics, Inc., Sunesis Pharmaceuticals, Inc. and Telik Inc. This peer group was used for fiscal year 2007 and 2008 compensation decisions.

In late 2008, the Compensation Committee re-evaluated the Company’s peer group by focusing on organizations with which the Company competes for labor (which may or may not be the same organizations that the company competes with directly on a business level), taking into consideration the executive labor talent needed for the Company’s current organizational stage, as well as the talent needed to bring the organization to its projected near-term future stage. Further, the Compensation Committee, upon Milliman’s recommendation, focused most closely on industry type and organization size/complexity, with the best indicators of organization size in the Company’s industry being number of employees and enterprise value, although revenue and net income were also considered. Following this process, the Compensation Committee selected the following peer group for fiscal year 2009 compensation decisions, all of which are biotechnology organizations with an oncology focus and at a stage of company development that is comparable to the Company in the current or near-term stage: Arena Pharmaceuticals, Inc., Ariad Pharmaceuticals, Inc., Array BioPharma, Inc., Cougar Biotechnology, Inc., Dendreon Corp., IDM Pharma, Inc., Intermune, Inc., Medviation, Inc., Progenics Pharmaceuticals Inc., Rigel Pharmaceutical, Inc., Seattle Genetics, Inc., Spectrum Pharmaceuticals, Inc., and ZymoGenetics, Inc.

Once the peer group is established, the Compensation Committee then reviews the base salaries, annual cash-incentive compensation, long-term equity incentive compensation and total compensation for the Company’s executive officers as compared to the compensation paid by the companies within the Company’s peer group, comparing each executive officer to their counterpart position within the Company’s peer group.

The Compensation Committee then considers the value of each item of compensation, both separately and in the aggregate, in light of Company performance, each executive officer’s position within the Company, the executive officer’s performance history and potential for future advancement, the chief executive officer’s recommendations other than on his own compensation and, with respect to long-term equity incentive compensation, the value of existing vested and unvested outstanding equity awards. In setting compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and its executive officers, the accounting consequences and the impact on shareholder dilution. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion and none of these factors by themselves will compel a particular compensation decision.

Principal Elements of Compensation

The principal elements of compensation for the Company’s executive officers are composed of base salary, annual cash incentive compensation, and long-term equity incentive compensation. The Company also provides other compensation, including certain perquisites and other benefits. The Compensation Committee generally reviews, considers and approves each element of compensation, as well as all combined elements of compensation (i.e., total direct compensation).

Base Salaries. Base salary, including merit-based salary increases, for the chief executive officer and the other executive officers, is established based on the underlying scope of their respective responsibilities, taking into account competitive market data for similar positions in the Company’s peer companies. Salary adjustments are based on competitive market salaries and general levels of market increases in salaries, individual performance, achievement of the Company’s corporate and strategic goals and changes in job duties and responsibilities.

Based on a review of executive compensation reports prepared by Milliman in 2007 and January 2009, the base salaries of the Company’s executive officers are generally competitive with the market when compared to the Company’s peer group despite the fact that the Company has not raised the base salaries of most of its executive officers in recent years. Given this continued competitiveness of the Company’s base salaries combined with its current business situation and the current economic climate, and consistent with the Company’s philosophy of providing reduced or flat levels of cash compensation while increasing equity awards during this challenging time, the Compensation Committee again determined that base salaries should not be raised in 2009. As a result, the Company’s 2009 executive officer base salaries are as follows: Dr. Bianco $650,000 (unchanged since established in 2005); Mr. Philips $402,000 (Mr. Philips base salary was established in his employment agreement effective August 1, 2008), Mr. Bianco $330,000 (unchanged since established in 2005), Dr. Singer $340,000 (unchanged since established in 2005), Mr. Eramian $315,000 (unchanged since established in 2007) and Dr. Stromatt $350,000 (Dr. Stromatt resigned from the Company effective April 4, 2008).

Annual Cash Incentive Compensation. Annual cash incentives for the Company’s executive officers are designed to reward performance for achieving key corporate goals, which the Company believes in turn should increase shareholder value. The performance metrics against which the executives are measured are corporate goals which are clearly communicated, measurable and consistently applied. In general, the annual incentive awards for executive officers are determined on the basis of management’s achievement of specific performance goals established at the beginning of the fiscal year and an evaluation by the Compensation Committee of the contributions made by individual executives to the Company during the course of the year for which the cash incentive compensation is being awarded, including both realization of performance goals and other notable achievements which may not have been contemplated at the time the original performance goals were established. While annual cash incentive bonuses have historically been paid during December of the year in which they are earned, the Compensation Committee decided in December 2008 that, commencing with the 2009 performance year, bonuses will be determined and paid in or around March of the year following the applicable performance year. This change will allow the Compensation Committee to more effectively measure the performance of the Company and of individual executives.

2008 Cash Incentive Bonuses. At the beginning of 2008, the Compensation Committee established target bonus opportunities for each of the Company’s named executive officers, as well as corporate performance goals that would need to be achieved in order to earn such bonuses. The target bonus opportunity, determined by reference to a percentage of the executive officer’s base salary, for Dr. Bianco is 50% and for Mr. Bianco, Mr. Stromatt (resigned effective April 4, 2008), Dr. Singer and Mr. Eramian is 30%. Mr. Philips target bonus opportunity was established at 40% of his base salary when he entered into his employment effective August 1, 2008.

On December 31, 2008, the Compensation Committee approved bonuses to the Company’s named executive officers based upon accomplishments during 2008 including the following: successful filing of a supplemental Biologics License Application for use of Zevalin in first-line consolidation therapy in indolent non-Hodgkin’s lymphoma (NHL) and the acceptance of the filing for priority review by the FDA; formation of a

50/50 joint venture with Spectrum Pharmaceuticals, Inc. to market Zevalin in the United States; achievement of the primary efficacy endpoint in the phase III trial of pixantrone for relapsed aggressive NHL; submission of Marketing Authorization Application (MAA) to the European Medicines Agency for non-small cell lung cancer with Eastern Cooperative Oncology Group (ECOG) performance status 2 (PS2); and raising the necessary capital to fund ongoing operations as well as progress in reducing cash used for operating expenses.

The table below sets forth the fiscal year 2008 bonuses that have been paid to the Company’s named executive officers, as well as the annual bonuses paid for 2007 and 2006 performance. As previously disclosed, payment of 25% of the fiscal year 2008 bonuses awarded to the Company’s named executive officers was deferred, contingent upon a determination by the Board that the Company was sufficiently liquid to pay the remaining amount. The deferred portion of the fiscal year 2008 bonuses was paid to the Company’s named executive officers in June 2009.

Name	Year	Cash Bonus ($)
James Bianco, M.D.	2008	579,438	(1)
	2007	487,500	(2)
	2006	510,000	(3)

Craig W. Philips	2008	67,000	(4)
	2007	N/A
	2006	N/A

Louis Bianco	2008	165,000
	2007	148,500	(2)
	2006	79,200

Jack Singer, M.D.	2008	153,000
	2007	153,000	(2)
	2006	81,600

Dan Eramian	2008	141,750
	2007	141,750	(2)
	2006	62,176

(1)	Includes a special cash bonus of $91,938 paid in March 2008 which was paid in recognition of Dr. Bianco’s efforts with respect to recent debt and capital restructuring and a recent MAA filing for Opaxio in Europe.
(2)	Includes cash bonuses paid in both July 2007 and January 2008.
(3)	Includes a special cash bonus of $250,000 paid in July 2006 which was paid based on the achievement of a significant corporate goal.
(4)	This bonus amount was pro-rated based on Mr. Philips employment start date of August 1, 2008.

2009 Cash Incentive Bonuses. In March 2009, the Compensation Committee established the 2009 cash incentive bonus program for the Company’s named executive officers, which includes target and stretch bonus opportunities, as well as performance goals that would need to be achieved in order to earn such bonuses. Both target and stretch bonus opportunities are determined by reference to a percentage of the executive officer’s base salary. For 2009 performance, the target bonus opportunity for Dr. Bianco is 50%, for Mr. Philips is 40% and for Mr. Bianco, Dr. Singer and Mr. Eramian is 30% and the maximum stretch bonus opportunity for Dr. Bianco is 125%, for Mr. Philips is 100% and for Mr. Bianco, Dr. Singer and Mr. Eramian is 75%.

There are three core elements to the 2009 cash incentive program, which when multiplied together, will determine the 2009 annual incentive cash payment. These three core elements are financial performance, drug development and discretionary/individual performance. With the exception of the discretionary/individual performance element, each element is composed of sub-elements. The sub-elements to the financial performance core element include goals related to operating capital and Company debt. The sub-elements to the drug development core element include goals related to pixantrone.

Each sub-element is assigned a specific percentage of base salary which would be paid out pursuant to the program if the respective goal is achieved. For example, where the target bonus opportunity for Dr. Bianco is 50% of his base salary, 20% is allocated to the financial elements (15% to operating capital and 5% to Company debt), 25% is allocated to drug development (10% to a pixantrone license agreement and 15% to a completed NDA submission of pixantrone) and 5% is allocated to discretionary/individual performance. Further, where the maximum stretch bonus opportunity for Dr. Bianco is 125% of his base salary, 55% is allocated to the financial elements (45% to operating capital and 10% to Company debt), 50% is allocated to drug development (10% to a pixantrone license agreement, 15% to a completed NDA submission of pixantrone and 25% to FDA approval of pixantrone) and 20% is allocated to discretionary/individual performance. No bonus may be earned pursuant to the 2009 cash incentive program above the maximum stretch bonus opportunity. Proportionate sub-allocations were approved for each of the other executive officers.

In establishing the specific elements and performance goals, the Compensation Committee set the thresholds for the target level performance goals at levels that they felt were achievable through the executive officer’s hard work and dedication to the Company. Whereas, the thresholds for the stretch level performance goals were established at levels that the Compensation Committee felt would represent truly outstanding performance and, as a result, are substantially more difficult to achieve than the thresholds for the target level performance goals.

Bonuses earned pursuant to the 2009 annual cash incentive program will be paid out in March 2010 only if the executive officer is employed by the Company on the payment date.

Long-Term Equity Incentive Compensation. As discussed above, in light of the business environment and existing challenges facing it, the Compensation Committee has generally been reducing or keeping unchanged annual cash compensation while increasing equity compensation. In implementing this part of the compensation policy, the Compensation Committee is cognizant of the key compensation goals for the Company, including (i) recognizing that the next one to three years will be extremely critical to the Company’s future and shareholder value, (ii) taking into consideration present and projected trials, (iii) considering pipeline products and their status, (iv) the need for a retention plan for critical executives and for the chief executive officer, and (v) supplying a mechanism for motivating the chief executive officer and the executive team during the upcoming critical time period.

The Compensation Committee awards long-term equity incentive compensation to the Company’s executive officers to align the interest of the Company’s executive officers with the Company’s shareholders, to provide additional incentives to the Company’s executive officers to improve the long-term performance of the Company’s common stock and to achieve the Company’s corporate goals and strategic objectives and to retain the Company’s executive officers. Historically, the Compensation Committee has provided long-term equity incentive compensation in the form of stock options. In fiscal year 2007, the Compensation Committee changed the mix of equity compensation to include both stock options and restricted stock.

In determining the size of the Company’s long-term equity incentive awards, the Compensation Committee reviews competitive market data for similar positions in the Company’s peer companies, the executive officer’s performance history and/or potential for future responsibility and promotion, the chief executive officer’s recommendations other than on his own compensation and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract candidates in the competitive environment for highly qualified employees in which the Company operates.

The exercise price of stock options is always equal to the fair market value of the Company’s common stock on the date of grant, which is equal to the closing price on The NASDAQ Capital Market on such date. Stock options granted pursuant to the Company’s equity incentive plans will provide a return to the employee only if he or she remains in the Company’s service, and then only if the market price of the Company’s common stock appreciates over the stock option term. Generally, stock options granted pursuant to the Company’s equity incentive plans vest over a two or three-year period.

Restricted stock granted to the Company’s executive officers generally vests upon the successful accomplishment of critical corporate goals and strategic objectives that are achieved within a set period of time, usually three years from the date of grant, subject to the executive officer’s continued service with the Company through the relevant vesting date. The Compensation Committee also grants restricted stock that vests based upon the executive officer’s continued service with the Company.

Equity Awards Approved in 2008. In March 2008 and again in October 2008, the Compensation Committee discussed appropriate ownership goals for each of the executive officers in light of competitive market data. Consistent with the Company’s philosophy and objectives of increasing the equity compensation component of the compensation packages for its named executive officers, the Compensation Committee approved the following equity awards for the Company’s named executive officers in fiscal year 2008:

Name	Grant Date	Shares of Restricted Stock		Shares Subject to Stock Options
James Bianco, M.D.	10/22/2008	150,000	(1)
Craig W. Philips	6/5/2008			15,000	(2)
	6/5/2008	34,000	(2)
	10/22/2008	75,000	(1)
Louis Bianco	10/22/2008	75,000	(1)
Jack Singer, M.D.	10/22/2008	75,000	(1)
Dan Eramian	10/22/2008	75,000	(1)

(1)	These restricted stock awards vest in full on October 22, 2009, subject to the executive officer’s continued service through such date.
(2)	Stock options and restricted stock granted to Mr. Philips on June 5, 2008, were granted in consideration of being hired as an employee and executive officer of the Company, as well as certain consulting services that Mr. Philips provided prior to his joining the Company as an employee. Each of these awards vest over 3 years from April 26, 2008, subject to Mr. Philips continued service with the Company.

Perquisites and Other Benefits. The named executive officers receive certain perquisites and other benefits provided by or paid for by the Company, including, among other things, payment of insurance premiums, tax preparation fees, health club dues (for one executive officer), automobile allowance (for one executive officer), family member’s travel on chartered and commercial (with taxes associated with chartered aircraft travel calculated based on the standard industry fare level (SIFL) valuation method for income tax purposes) and tax gross-up payments on certain of these and other benefits. The named executive officers are also entitled to participate in the Company’s benefit programs which are available to all Company employees, including company-sponsored health, welfare, 401(k), and employee stock purchase plans, and certain of the Company’s named executive officers occasionally use a chartered aircraft for business related travel (such business purpose is approved in advance by the Chair of the Board). On a few occasions in 2008, when space was available, certain spouses or other family members accompanied the named executive officers on such trips. In those cases, there was no additional cost to the Company of having additional passengers on such flights.

The Company provides these perquisites and other benefits as a means of providing additional compensation to its named executive officers and, in some cases, to make certain benefits available in a convenient and efficient manner in light of the demands and time constraints imposed on its executives. The Company reviews the perquisites and other benefits provided to its named executive officers periodically and, in light of the current environment, recently decided to reduce the perquisites and benefits that the Company has historically provided and imposed some limits on other perquisites and benefits.

Post-Termination Protection and Payments

In April 2005, the Compensation Committee approved a form of strategic management team severance agreement, which the Company’s executive officers other than Dr. Bianco and Mr. Philips have entered into. The severance agreements replaced existing severance agreements certain of the Company’s executive officers had previously entered into with the Company. The form of severance agreement as well as the severance agreements executed by Mr. Bianco, Dr. Singer, and Mr. Eramian were amended in December 2008 to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) (Section 409A imposes additional taxes and penalties on all severance arrangements that did not comply with or are not exempt from the Section 409A provision as of January 1, 2009). These amendments generally did not change the amounts payable to each executive officer nor the events triggering such payment. The severance agreements, as amended, provide that in the event an executive officer is discharged from employment by the Company without cause or resigns for good reason (including upon a change of control) (each as defined in the Severance Agreements), he will be entitled to receive (i) eighteen months of base salary, (ii) bonus pay equal to the greater of the average of the three prior years’ bonuses or 30% of the executive officer’s base salary in effect immediately prior to the severance date, (iii) acceleration of vesting of all then-existing unvested stock-based compensation, (iv) all outstanding stock options shall remain exercisable for a period of twenty-one months following the severance date, (v) eighteen months reimbursement for COBRA premiums to continue the executive officer’s medical coverage and that of his dependents, and (vi) all accrued but unused vacation. Under the Severance Agreements, if any severance payments are subject to the excise tax on parachute payments, the Company will make a gross up payment in an amount that covers the excise tax due plus the excise and income taxes payable on the gross up payment. The severance payments are conditioned upon the executive not breaching his inventions and proprietary information agreement with the Company.

On December 31, 2008, Dr. James Bianco entered into an employment agreement with the Company, superseding the agreement he had with the Company effective January 1, 2005. Pursuant to the employment agreement, if Dr. Bianco is terminated without cause or if he resigns for good reason, Dr. Bianco will receive (i) two years of base salary, (ii) acceleration of vesting of all then-existing unvested stock-based compensation, (iii) all outstanding stock options shall remain exercisable for a period of two years following the severance date, (iv) two years reimbursement for COBRA premiums to continue Dr. Bianco’s medical coverage and that of his dependents, (v) payment of his existing life insurance premiums for a period of two (2) years, and (vi) all accrued but unused vacation and sick leave. In the event of a change of control of the Company, if Dr. Bianco is terminated without cause or resigns for good reason, Dr. Bianco will receive the severance benefits (ii) through (vi) above and, instead of (i) above, Dr. Bianco shall receive a lump sum payment equal to two years of base salary, plus an amount equal to the greater of the average of the three prior years’ bonuses or thirty percent of base salary. Dr. Bianco’s severance payments are conditioned upon Dr. Bianco’s complying with all of the terms of his employment agreement, including the non-compete and non-solicit provisions. Further, if the Company is required to restate financials due to its material noncompliance with any financial reporting requirement under the U.S. securities laws during any period for which Dr. Bianco was chief executive officer of the Company or Dr. Bianco acts in a manner that would have constituted cause had he been employed at the time of such act, Dr. Bianco will forfeit any portion of the severance which has not been paid, and will be required to repay any portion of the severance to the Company that has already been paid. The agreement further provides that (i) if there is a change of control of the Company during Dr. Bianco’s employment with the Company, all of his then-existing unvested stock-based compensation will fully vest and all outstanding stock options will remain exercisable for a period of two years following Dr. Bianco’s severance date, and (ii) if any payments are subject to the excise tax on parachute payments, the Company will make a gross up payment in an amount that covers the excise tax due plus the excise and income taxes payable on the gross up payment.

Mr. Craig Philips entered into an employment agreement with the Company effective August 1, 2008. Pursuant to the employment agreement, if Mr. Philips is terminated without cause or if he resigns for good reason, Mr. Philips will receive the following severance benefits (i) eighteen months of base salary, (ii) eighteen months payment of COBRA premiums to continue Mr. Philips’ COBRA medical coverage and that of his dependents, and (iii) accelerated vesting of any unvested equity that has vesting dates within one year from the date of his termination. Further, if Mr. Philips is terminated without cause or voluntarily resigns within twelve months following a change of control, Mr. Philips will receive the severance benefits described in (i) and (ii) above and, in addition, Mr. Philips will immediately vest in any then outstanding unvested equity. If Mr. Philips’ employment is terminated on account of disability, in addition to any short-term or long-term disability benefits he may be entitled to under any Company group disability plans, the Company will pay Mr. Philips a pro rata share of his target bonus for the year in which his termination occurs, and the Company will also pay Mr. Philips COBRA premiums for the period of time he is eligible for COBRA. Mr. Philips’ severance payments are conditioned upon Mr. Philips’ complying with certain non-compete and non-solicit provisions.

The Compensation Committee believes the severance agreements, Dr. Bianco’s employment agreement, and Mr. Philips’ employment agreement are important to protect the Company’s officers from any involuntary termination associated with a change of control and that the acceleration of vesting provided in such agreements is reasonable when compared with similar arrangements adopted by other companies in the pharmaceutical industry. With these agreements, the Compensation Committee sought uniformity of results among the executive officers based on their positions at the Company.

Under the Company’s 2007 Equity Incentive Plan, in the event of a change in control all awards granted pursuant to the plan generally become fully vested and exercisable. Further, all restrictions and conditions on any award then outstanding shall lapse as of the date of the change in control. Under the Company’s 2007 Employee Stock Purchase Plan, in the event of a change in control, the Board or a committee created by the Board, in its sole discretion, shall either (a) provide that options granted under such plan shall be fully exercisable to the extent of each optionee’s accumulated withholdings for the respective “offering period” (as defined in the relevant Employee Stock Purchase Plan) as of a date prior to the change in control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation assume the Company’s rights and obligations under such plan. Under the Company’s 1994 Equity Incentive Plan, in the event of a change in control (a) all options granted (including options granted to officers or directors less than six months prior to any such change in control) generally become fully exercisable; and (b) all restrictions and conditions of all bonus shares then outstanding shall lapse as of the date of the change in control. The Company’s directors and executive officers participate in the Company’s 2007 Equity Incentive Plan and have outstanding awards which have been issued pursuant to the 2007 Equity Incentive Plan and 1994 Equity Incentive Plan. The Company’s executive officers have participated in the Company’s 2007 Employee Stock Purchase Plan.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to the Company’s named executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. To qualify for an exemption from the $1,000,000 limitation, the shareholders were asked to approve a limit under stock incentive plans on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because the Company’s stock incentive plans and stock option grants under the Company’s stock incentive plans comply with the applicable requirements for this exemption, any compensation deemed paid to a named executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1,000,000 deduction limitation. The Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) of the Internal Revenue Code if it determines that such action is appropriate and in the Company’s best interests.

Summary

The Compensation Committee believes that the Company’s compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of the Company’s shareholders. The Compensation Committee believes that the compensation of the Company’s executives’ is both appropriate and responsive to the goal of improving shareholder value.

The following “Compensation Committee Report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussions, the Compensation Committee has recommended that this Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee:

Frederick W. Telling, Ph.D., Chair

Richard L. Love

Phillip M. Nudelman, Ph.D.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists, or in the past fiscal year has existed, between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to the Company by the chief executive officer, the Executive Vice President, Finance and Administration, and the Company’s next four most highly compensated executive officers for fiscal year 2008, including one individual who was not serving as an executive officer of the Company as of December 31, 2008. Collectively, these are the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)	Total ($)
James A. Bianco, M.D.	2008	650,000	362,793	473,058	143,108	216,645	219,718	2,065,322
Chief Executive Officer	2007	650,000	487,500	67,092	156,310	—	154,881	1,515,783
	2006	650,000	510,000	435,351	345,995	—	183,025	2,124,371

Louis A. Bianco	2008	330,000	99,000	151,580	36,794	66,000	16,472	699,846
Executive Vice President, Finance and Administration	2007	330,000	148,500	33,987	53,930	—	16,622	583,039
	2006	330,000	79,200	108,913	278,501	—	17,506	814,120

Dan Eramian	2008	315,000	78,750	144,359	67,801	63,000	518	669,428
Executive Vice President, Corporate Communications	2007	315,000	141,750	52,733	52,313	—	3,091	564,887
	2006	259,067	62,176	56,677	43,965	—	126,720	548,605

Craig W. Philips	2008	167,500	22,344	43,057	4,585	44,656	—	282,142
President

Jack W. Singer, M.D.	2008	340,000	85,000	151,580	36,794	68,000	46,748	728,122
Executive Vice President, Chief Medical Officer	2007	340,000	153,000	33,987	53,930	—	55,369	636,286
	2006	340,000	81,600	108,913	288,591	—	42,309	861,413

Scott Stromatt, M.D	2008	92,884	—	32,954	(18,224)	—	328,097	435,711
Former Executive Vice President, Clinical Development and Regulatory Affairs(4)	2007	350,000	84,000	34,914	58,763	—	5,125	532,802
	2006	291,500	69,960	129,084	202,187	—	5,205	697,936

(1)	Amounts reflected in this column primarily represent cash incentive payments paid to the Company’s named executive officers based on fiscal year individual and corporate performance as approved by the Compensation Committee and as more fully discussed in “Compensation Discussion and Analysis—Principal Elements of Compensation” above. In addition to the fiscal year performance bonuses, amounts in the Bonus Column include a $91,938 special cash bonus paid to Dr. Bianco in March 2008 and a $250,000 special cash bonus paid to Dr. Bianco in July 2006.
(2)

The amounts in these columns reflect amounts recognized for financial statement reporting purposes for the stated fiscal years for stock options and restricted stock awards granted in that fiscal year and in prior fiscal years, in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” (FAS 123R). However, these amounts do not include any reduction for risk of forfeiture related to service-based vesting. The restricted stock and option awards included in this expense amount were granted from 2003 through 2008. These amounts reflect the Company’s accounting expense for these awards and do not represent the actual value that may be realized by the named executive officers. There can be no assurance that these amounts will ever be realized. For each of the restricted stock awards, fair value is calculated using the closing price on the grant date multiplied by the number of shares. For information on the valuation assumptions with respect to stock option awards, refer to Note 13 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year in which the stock option was granted. Please also refer to the Grants of Plan-Based Awards Table for information on awards made in fiscal year 2008.
(3)	See “2008 All Other Compensation Table” below for a discussion of the components of the amounts set forth in this column.
(4)	Dr. Stromatt resigned from the Company effective April 4, 2008.

2008 All Other Compensation Table

The following table shows the components of the All Other Compensation column for fiscal year 2008.

Name	Tax Gross-ups ($)		Insurance Premiums ($)	401(k) Match ($)	Employment Termination Payments ($)		Other Personal Benefits ($)(7)		Total ($)
James A. Bianco, M.D.	106,056	(1)	49,584	—	—		64,078	(6)	219,718
Louis A. Bianco	5,601	(2)	7,421	3,450	—		—		16,472
Dan Eramian	518	(3)	—	—	—		—		518
Craig W. Philips	—		—	—	—		—		—
Jack W. Singer, M.D.	16,748	(4)	26,550	3,450	—		—		46,748
Scott C. Stromatt M.D.	—		—	—	328,097	(5)	—		328,097

(1)	This amount represents tax reimbursements for taxable compensation related to 2008 discretionary bonus, health, disability and life insurance premiums, family member’s use of chartered and commercial aircraft, health club dues and tax preparation fees.
(2)	This amount represents tax reimbursements for taxable compensation related to tax preparation fees and health, disability and life insurance premiums.
(3)	This amount represents tax reimbursements for taxable compensation related to family member’s use of chartered aircraft and tax preparation fees.
(4)	This amount represents tax reimbursements for taxable compensation related to tax preparation fees and health and disability insurance premiums.
(5)	Represents severance and vacation payout as a result of Dr. Stromatt’s resignation from the Company effective April 4, 2008.
(6)	This amount includes $49,667 for family member’s travel on commercial aircraft, $5,145 for life insurance loan interest, $4,656 for health club dues, and $4,610 for tax preparation services.
(7)	Certain named executive officers were accompanied by spouses or other family members on trips using chartered aircraft where the use of the chartered aircraft was primarily for business purposes. In those cases, there was no incremental cost to the Company of having additional passengers on the chartered aircraft and, as a result, no amount is reflected in this table.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of stock and option awards made to the Company’s named executive officers during fiscal 2008:

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Target (#)
James A. Bianco, M.D.	10/22/2008	—	150,000	—	—	57,000
		325,000	—	—	—	—

Louis A. Bianco	10/22/2008	—	75,000	—	—	28,500
		99,000	—	—	—	—

Dan Eramian	10/22/2008	—	75,000	—	—	28,500
		94,500	—	—	—	—

Craig W. Philips	6/5/2008	—	—	15,000	5.80	23,147
	6/5/2008	—	34,000	—	—	119,000
	10/22/2008	—	75,000	—	—	28,500
		67,000	—	—	—	—

Jack W. Singer, M.D.	10/22/2008	—	75,000	—	—	28,500
		102,000	—	—	—	—

Scott C. Stromatt M.D.		105,000	—	—	—	—

Dr. Stromatt resigned from the Company effective April 4, 2008 and did not receive any bonus payments or grants of stock or option awards during fiscal 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by the Company’s named executive officers at the end of fiscal 2008:

Name		Option Awards					Stock Awards
	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James A. Bianco, M.D	12/22/1999	2,500	—		122.50	12/22/2009	—					—
	11/30/2000	7,500	—		1,718.80	11/30/2010	—					—
	11/30/2001	6,250	—		1,091.80	11/30/2011	—					—
	7/30/2002	2,994	—		139.40	7/30/2012	—					—
	12/3/2002	4,750	—		379.80	12/3/2012	—					—
	12/11/2003	3,125	—		324.00	12/11/2013	—					—
	12/14/2005	6,250	—		94.40	12/14/2015	—					—
	1/18/2007	2,000	4,000	(1)	68.00	1/18/2017	—					—
	9/25/2007	—	—		—	—				20,162	(3)	2,823
	12/27/2007	5,000	5,000	(2)	18.90	12/27/2017	—					—
	12/27/2007	—	—		—	—				24,000	(4)	3,360
	10/22/2008	—	—		—	—	150,000	(5)	21,000			—
Louis A. Bianco	12/22/1999	875	—		122.50	12/22/2009	—					—
	11/30/2000	750	—		1,718.80	11/30/2010	—					—
	11/30/2001	1,033	—		1,091.80	11/30/2011	—					—
	7/30/2002	701	—		139.40	7/30/2012	—					—
	12/3/2002	1,115	—		379.80	12/3/2012	—					—
	12/11/2003	1,486	—		324.00	12/11/2013	—					—
	7/14/2005	3,750	—		111.20	7/14/2015	—					—
	12/14/2005	3,000	—		94.40	12/14/2015	—					—
	6/22/2006	750	—		56.80	6/22/2016	—					—
	1/18/2007	584	1,166	(1)	68.00	1/18/2017	—					—
	9/25/2007	—	—		—	—				6,048	(3)	847
	12/27/2007	1,800	1,800	(2)	18.90	12/27/2017	—					—
	12/27/2007	—	—		—	—				8,000	(4)	1,120
	10/22/2008	—	—		—	—	75,000	(5)	10,500			—
Dan Eramian	3/31/2006	1,584	791	(6)	76.40	3/31/2016	—					—
	6/22/2006	750	—		56.80	6/22/2016	—					—
	1/18/2007	500	1,000	(1)	68.00	1/18/2017	—					—
	9/25/2007	—	—		—	—				5,040	(3)	706
	12/27/2007	1,800	1,800	(2)	18.90	12/27/2017	—					—
	12/27/2007	—	—		—	—				8,000	(4)	1,120
	10/22/2008	—	—		—	—	75,000	(5)	10,500			—
Craig W. Philips	6/5/2008	—	15,000	(7)	5.80	6/5/2018	—					—
	6/5/2008	—	—		—	6/5/2018	34,000	(8)	4,760			—
	10/22/2008	—	—		—	—	75,000	(5)	10,500			—
Jack W. Singer, M.D.	12/22/1999	1,000	—		122.50	12/22/2009	—					—
	11/30/2000	1,750	—		1,718.80	11/30/2010	—					—
	11/30/2001	1,875	—		1,091.80	11/30/2011	—					—
	7/30/2002	767	—		139.40	7/30/2012	—					—
	12/3/2002	2,000	—		379.80	12/3/2012	—					—
	12/11/2003	1,875	—		324.00	12/11/2013	—					—
	7/14/2005	3,750	—		111.20	7/14/2015	—					—
	12/14/2005	3,000	—		94.40	12/14/2015	—					—
	6/22/2006	750	—		56.80	6/22/2016	—					—
	1/18/2007	584	1,166	(1)	68.00	1/18/2017	—					—
	9/25/2007	—	—		—	—				6,048	(3)	847
	12/27/2007	1,800	1,800	(2)	18.90	12/27/2017	—					—
	12/27/2007	—	—		—	—				8,000	(4)	1,120
	10/22/2008	—	—		—	—	75,000	(5)	10,500

Dr. Stromatt resigned from the Company effective April 4, 2008 and did not have any equity awards outstanding at the end of fiscal 2008.

(1)	Option grant vests over three years of which 1/3 vested on 1/18/08, 1/3 of which vested on 1/18/09 and 1/3 of which will vest on 1/18/10, subject to continued service with the Company.
(2)	Option grant vests over two years of which 25% vested on 6/27/08, 25% vested on 12/27/08, 25% vested on 6/27/09 and 25% will vest on 12/27/09, subject to continued service with the Company.
(3)	The shares will vest upon the Company’s achievement of the following three key corporate goals on or prior to December 31, 2009, subject to the executive’s continued service with Company: (a) approval from the FDA or EMEA for the sale of either OPAXIO or pixantrone or any other drug owned or exclusively licensed by the Company on the date the grant was approved, (b) approval from the FDA or EMEA of a second such drug and (c) the closing share price for the Company’s common stock exceeding $350.00 (as equitably adjusted for any stock split, stock dividend or similar adjustment in the Company’s capitalization). In the event that one of the above-mentioned corporate goals is achieved prior to December 31, 2009, the following additional shares of restricted stock would vest as of the date of the achievement of such corporate goal:

Name	Number of shares of Restricted Stock Granted
Dr. James Bianco	8,065
Mr. Louis Bianco	2,419
Dr. Jack Singer	2,419
Mr. Dan Eramian	2,016

In the event that two of the above-mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock granted would vest as of the date of the second to occur of the two corporate goals:

Name	Number of shares of Restricted Stock Granted
Dr. James Bianco	4,032
Mr. Louis Bianco	1,210
Dr. Jack Singer	1,210
Mr. Dan Eramian	1,008

In the event that all three of the above-mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock granted would vest as of the date of the last to occur of the three corporate goals:

Name	Number of shares of Restricted Stock Granted
Dr. James Bianco	8,065
Mr. Louis Bianco	2,419
Dr. Jack Singer	2,419
Mr. Dan Eramian	2,016

(4)	1/2 of the shares will vest if the Company obtains FDA approval of OPAXIO prior to December 31, 2010, subject to continued service with the Company. The remaining 1/2 of the shares will not vest due to the divestiture of Zevalin (the shares would have vested if the Company had obtained a specific annual net sales threshold for Zevalin prior to December 31, 2010).
(5)	Shares will vest on October 22, 2009, subject to continued service with the Company.
(6)	Option grants vest over three years, 1/3 of which vested on March 6, 2007, 1/3 of which vested on March 6, 2008 and 1/3 of which vested on March 6, 2009.
(7)	Shares vest over three years with 1/3 of which that vested on April 26, 2009, 1/3 of which will vest on April 26, 2010 and 1/3 vesting on April 26, 2011, subject to continued service with the Company.

(8)	Shares vest over three years with 17,334 shares that vested on April 26, 2009, 8,333 shares vesting on April 26, 2010 and 8,334 shares vesting on April 26, 2011, subject to continued service with the Company.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting of restricted stock by the Company’s named executive officers during fiscal 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James A. Bianco, M.D.	—	—	20,065	2,608
Louis A. Bianco	—	—	6,419	834
Dan Eramian	—	—	6,704	6,424
Craig W. Philips	—	—	—	—
Jack W. Singer, M.D.	—	—	6,419	834
Scott Stromatt, M.D.	—	—	6,016	782

Potential Payments upon Termination or Change in Control

The tables below quantify the benefits that would have been payable to each of the named executive officers if the executive’s employment had been terminated by the Company without cause or by the executive for good reason on December 31, 2008. The first table presents the benefits the executive would have received if such a termination had occurred outside of the context of a change in control. The second table presents the benefits the executive would have received if such a termination occurred in connection with a change in control. The material terms of the agreements that provide for these benefits are described in the section titled “Post-Termination Protection and Payments” of the “Compensation Discussion and Analysis” above.

Severance Benefits (Outside of Change of Control)

Name	Cash Severance ($)(1)	Continuation of Health/Life Benefits($)(2)		Equity Acceleration ($)(3)	Total
James A. Bianco, M.D.	1,300,000	152,640		27,183	1,479,823
Louis A. Bianco	603,900	51,066		12,467	667,433
Dan Eramian	567,000	38,754		12,326	618,080
Craig W. Philips	603,000	44,766	(4)	12,927	660,693
Jack W. Singer, M.D.	616,533	45,414		12,467	674,414

(1)	For Dr. Bianco and Mr. Philips, this amount represents two years and 18 months of the executive’s base salary, respectively. For each of the other named executive officers, this amount represents the sum of (i) 18 months of the executive’s base salary, and (ii) the greater of the executive’s average annual bonus for the preceding three years or 30% of the executive’s base salary.
(2)	This amount represents the aggregate estimated cost of the premiums that would be charged to continue health coverage for the applicable period pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for the executive and his eligible dependents (to the extent that such dependents were receiving health benefits as of December 31, 2008). For Dr. Bianco, this amount also includes the cost of continued payment by the Company of his life insurance premiums for two years. For each of the other named executive officers, except for Mr. Philips, this amount also includes the cost of continued payment by the Company of their life insurance premiums for 18 months.
(3)

This amount represents the intrinsic value of the unvested portions of the executive’s awards that would have accelerated on a termination of the executive’s employment as described above. For options, this value is calculated by multiplying the amount (if any) by which $0.14 (the closing price of our common stock on the last trading day of fiscal 2008) exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards, this value is calculated by multiplying $0.14 by the number of shares subject to the accelerated portion of the award. As noted above, each executive would have been entitled to full acceleration of his then-outstanding equity awards on such a termination, except that Mr. Philips would have been entitled to full accelerated vesting on then-outstanding equity awards that had vesting dates within one year of his termination. Dr. Bianco’s stock options would also remain exercisable for two years following his termination, subject to earlier termination at the end of the maximum term of the option or in connection with a change in control of the Company.

(4)	As noted above, if Mr. Philips’ employment terminated due to disability, he would be entitled to continued payment of his COBRA premiums for the period of time he is eligible for COBRA and a pro rata share of his target bonus for the year in which his termination occurs.

Change of Control Severance Benefits

Name	Cash Severance ($)(1)	Continuation of Health Benefits($)(2)	Equity Acceleration ($)(3)	Section 280G Gross-Up ($)(4)	Total
James A. Bianco, M.D.	1,753,431	152,640	27,183	—	1,933,254
Louis A. Bianco	603,900	51,066	12,467	—	667,433
Dan Eramian	567,000	38,754	12,326	—	618,080
Craig W. Philips	603,000	44,766	15,260	—	663,026
Jack W. Singer, M.D.	616,533	45,410	12,467	—	674,410

(1)	For each of the named executive officers, except for Mr. Philips, this amount represents the sum of (i) 18 months of the executive’s base salary (or, in the case of Dr. Bianco, two years of his base salary), and (ii) the greater of the executive’s average annual bonus for the preceding three years or 30% of the executive’s base salary. For Mr. Philips, this amount represents 18 months of his base salary.
(2)	See footnote (2) to the table above.
(3)	See footnote (3) to the table above. Dr. Bianco would be entitled to full acceleration of his outstanding equity awards on a change in control without regard to whether his employment terminates. Each of the other executives would be entitled to full acceleration of his outstanding equity awards on a termination of his employment in the circumstances described above.
(4)	As described above, each of the named executive officers other than Mr. Philips would be entitled to a gross-up payment if his benefits would trigger excise taxes under Sections 280G and 4999 of the U.S. Internal Revenue Code. The Company estimates that the payment of the foregoing amounts to each of these executives (including any acceleration of the executive’s equity-based awards that may apply in the circumstances) would not trigger excise taxes under Section 280G. (For purposes of this calculation, the Company has assumed that the executive’s outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control.)

Stromatt Separation Agreement

As noted above, Dr. Stromatt resigned from the Company effective April 4, 2008. In connection with his departure, Dr. Stromatt entered into a separation and release agreement with the Company on April 3, 2008. Pursuant to the agreement, Dr. Stromatt (i) agreed to release the Company and certain related parties, including the Company’s officers, directors and employees, from all claims and liabilities under federal and state laws arising prior to the separation date and reaffirmed that he will continue to abide by the confidentiality and trade secrets provisions of his employment agreement with the Company, (ii) received cash severance of $291,666.66, which is equivalent to ten months of pay, paid in two formats: one lump sum payment of $87,500.04, and 14 semi-monthly payments of $14,583.33, (iii) received a one-time payment of $15,000 to assist with transitioning to new health insurance, and (iv) ceased vesting in any stock option grants or restricted stock grants on April 4, 2008, with the exception of 60,161 shares of restricted stock, which vested upon Dr. Stromatt’s assisting the Company with its response letter to the European Regulatory Agency pursuant to the terms of the agreement.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table provides certain information regarding beneficial ownership of common stock as of September 1, 2009, by (1) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, (2) each of the Company’s directors, (3) each of the Company’s principle executive officer (PEO), principal financial officer (PFO), three most highly compensated executive officers other than the PEO and PFO who were still serving as executive officers as of December 31, 2008, and one additional person who would have been one of the Company’s three most highly compensated executive officers for 2008 but was not serving as executive officer as of December 31, 2008 and (4) all directors and executive officers as a group:

	Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Shares Subject to Convertible Securities(3)	Percentage Ownership(2)
James A. Bianco, M.D.**(4)(12)	4,544,359	44,869	*
John H. Bauer**(5)	483,530	5,400	*
Louis A. Bianco(6)(12)	1,541,130	17,327	*
Dan Eramian(7)(12)	1,381,056	6,825	*
Vartan Gregorian, Ph.D.**(5)	589,780	6,525	*
Richard L. Love**(8)	552,505	5,100	*
Mary O. Mundinger, Dr. PH**(9)	575,046	6,875	*
Phillip M. Nudelman, Ph.D.**(10)	708,054	6,773	*
Craig W. Philips(11)	2,677,399	5,000	*
Jack W. Singer, M.D.**(6)(12)	1,547,697	20,634	*
Scott C. Stromatt, M.D.(13)	—	—	*
Frederick W. Telling, Ph.D.**(5)	588,168	5,100	*
All directors and executive officers as a group (11 persons)(14)	15,188,724	130,428	2.7%

*	Less than 1%
**	Denotes director of the Company
(1)	The address of the individuals listed is 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.
(2)	Beneficial ownership generally includes voting or investment power with respect to securities and is calculated based on 559,997,435 shares of the Company’s common stock outstanding as of September 1, 2009. This table is based upon information supplied by officers, directors and other investors including information from Schedules 13D, 13G and 13F and Forms 3 and 4 filed with the SEC. Shares of common stock subject to options, warrants or other securities convertible into common stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of September 1, 2009, are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of stock beneficially owned.
(3)	Shares subject to convertible securities included in this column reflects all options, warrants and convertible debt held by the holder exercisable within 60 days after September 1, 2009. These shares are also included in the column titled “Number of Shares Beneficially Owned”.
(4)	Number of shares beneficially owned includes 3,090,719 shares of unvested restricted stock, 44,162 of which have contingent vesting terms. Of these contingent shares, 12,000 shares will vest if the Company obtains FDA approval of OPAXIO prior to December 31, 2010, 12,000 shares will not vest due to the divestiture of Zevalin (such shares would have vested if the Company had obtained a specific annual net sales threshold for Zevalin prior to December 31, 2010) and 20,162 will vest based on the Company’s achievement of significant corporate goals as described in footnote (12) below.

(5)	Number of shares beneficially owned includes 40,000 shares of unvested restricted stock.
(6)	Number of shares beneficially owned includes 958,015 shares of unvested restricted stock, 14,048 of which have contingent vesting terms. Of these contingent shares, 4,000 shares will vest if the Company obtains FDA approval of OPAXIO prior to December 31, 2010, 4,000 will not vest due to the divestiture of Zevalin (such shares would have vested if the Company had obtained a specific annual net sales threshold for Zevalin prior to December 31, 2010) and 6,048 will vest based on the Company’s achievement of significant corporate goals as described in footnote (12) below.
(7)	Number of shares beneficially owned includes 957,007 shares of unvested restricted stock, 13,040 of which have contingent vesting terms. Of these contingent shares, 4,000 shares will vest if the Company obtains FDA approval of OPAXIO prior to December 31, 2010, 4,000 shares will not vest due to the divestiture of the Zevalin (such shares would have vested if the Company had obtained a specific annual net sales threshold for Zevalin prior to December 31, 2010) and 5,040 will vest based on the Company’s achievement of significant corporate goals as described in footnote (12) below.
(8)	Number of shares beneficially owned includes 25,200 shares of unvested restricted stock.
(9)	Number of shares beneficially owned includes 25,000 shares of unvested restricted stock.
(10)	Number of shares beneficially owned includes 50,000 shares of unvested restricted stock.
(11)	Number of shares beneficially owned includes 1,829,600 shares of unvested restricted stock.
(12)	Shares beneficially owned include unvested restricted stock which have contingent vesting terms based on the Company’s achievement of the following three key corporate goals on or before December 31, 2009, subject to the executive’s continued service to the Company: (a) approval from the FDA or EMEA for the sale of either OPAXIO or pixantrone or any other drug owned or exclusively licensed by the Company as of the date the grant was approved, (b) approval from the FDA or EMEA of a second such drug and (c) the closing share price for the Company’s common stock exceeding $350.00 (as equitably adjusted for any stock split, stock dividend or similar adjustment in the Company’s capitalization). In the event that one of the above-mentioned corporate goals is achieved prior to December 31, 2009, the following shares of restricted stock would vest as of the date of the achievement of such corporate goal:

Name	Number of shares of Restricted Stock Granted
Dr. James Bianco	8,065
Mr. Louis Bianco	2,419
Dr. Jack Singer	2,419
Mr. Dan Eramian	2,016

In the event that two of the above mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock would vest as of the date of the second to occur of the two corporate goals:

Name	Number of shares of Restricted Stock Granted
Dr. James Bianco	4,032
Mr. Louis Bianco	1,210
Dr. Jack Singer	1,210
Mr. Dan Eramian	1,008

In the event that all three of the above-mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock would vest as of the date of the last to occur of the three corporate goals:

Name	Number of shares of Restricted Stock Granted
Dr. James Bianco	8,065
Mr. Louis Bianco	2,419
Dr. Jack Singer	2,419
Mr. Dan Eramian	2,016

(13)	Dr. Stromatt resigned from the Company effective April 4, 2008 and no longer holds shares of the Company’s stock.
(14)	Number of shares beneficially owned includes 8,013,556 shares of unvested restricted stock for all directors and executive officers as a group, of which 85,298 shares are contingent and would vest as described in the above footnotes. Does not include one individual who was not serving as an executive officer of the Company on September 1, 2009 but who is included in the table as a named executive officer for the year ended December 31, 2008.

Executive Officers

The following table sets forth certain information with respect to the Company’s executive officers as of September 1, 2009:

Name	Age	Position
James A. Bianco, M.D.	53	Chief Executive Officer
Louis A. Bianco	56	Executive Vice President, Finance and Administration
Dan Eramian	61	Executive Vice President, Corporate Communications
Craig W. Philips	49	President
Jack W. Singer, M.D.	66	Executive Vice President, Chief Medical Officer

For biographical information concerning Dr. James Bianco and Dr. Jack Singer, who are each directors of the Company as well as executive officers, please see the discussion above under Proposal 1.

Mr. Bianco is one of our founders and has been our Executive Vice President, Finance and Administration since February 1, 1992. He was also a director from our inception in September 1991 to April 1992 and from April 1993 to April 1995. He currently serves on the board of directors of Hallock-Ryno Investments, Inc. From January 1989 through January 1992, Mr. Bianco was a Vice President at Deutsche Bank Capital Corporation in charge of risk management. Mr. Bianco is a Certified Public Accountant and received his M.B.A. from New York University. Mr. Bianco and Dr. Bianco are brothers.

Mr. Eramian joined the Company as Executive Vice President, Corporate Communications in March 2006. Prior to joining us, Mr. Eramian was Vice President of Communications at BIO, an industry organization representing more than 1,200 biotechnology companies, academic institutions, state biotechnology centers and related organizations. Prior to that, he was Assistant Administrator of Communications at the Small Business Administration and Director of Public Affairs at the Department of Justice and Chief Spokesman for the Attorney General of the United States of America.

Mr. Philips assumed his role as the Company’s president in August 2008. In that role, he manages the Company’s day-to-day drug development and commercial operations. Mr. Philips provided services to the Company as a consultant from April 2008 until he assumed the position of president. Prior to joining the Company, Mr. Philips was Vice President and General Manager of Bayer Healthcare Oncology from

December 2006 to April 2008. Prior to Bayer Healthcare, Mr. Philips was Vice President and General Manager of Berlex Oncology from October 2004 to December 2006. He was also with Schering Plough from 1989 to 2003 in a variety of commercial and general management positions in the U.S., Canada, Southeast Asia and Australia. From 1984 to 1989 he was with Bristol Myers in a variety of commercial roles. Mr. Philips has also served as a member and a chair of the alliance executive committees, which included Onyx, Novartis, Genzyme, and Favrille. Mr. Philips received his B.Sc. in marketing and M.B.A. from Ohio State University.

Related Party Transactions

Pursuant to the Company’s Code of Business Conduct and Ethics and the Company’s Amended and Restated Charter for the Audit Committee of the Board of Directors of Cell Therapeutics, Inc., any potential related party transaction must be fully disclosed to the Company’s Chief Financial Officer. Upon review, if the Chief Financial Officer determines that the transaction is material to the Company, then the Company’s Audit Committee must review and approve in writing in advance such related party transaction. Item 404(a) of Regulation S-K requires the Company to disclose in this proxy statement any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Since January 1, 2006, the only transactions that were subject to review under this policy are those described below.

In May 2007, the Company formed Aequus Biopharma, Inc., or Aequus, a majority owned subsidiary of which the Company’s ownership was approximately 69% as of December 31, 2008. The Company entered into a license agreement with Aequus whereby Aequus gained rights to the Company’s Genetic Polymer™ technology which Aequus will continue to develop. The Genetic Polymer technology may speed the manufacture, development, and commercialization of follow-on and novel protein-based therapeutics.

In May 2007, the Company also entered into an agreement to fund Aequus in exchange for a convertible promissory note that becomes due and payable in five years and earns interest at a rate of 6% per annum. The note can be converted into equity at any time prior to its maturity upon the Company’s demand, or upon other triggering events. The number of shares of Aequus equity securities to be issued upon conversion of this note is equal to the quotient obtained by dividing (i) the outstanding balance of the note by (ii) 100% of the price per share of the equity securities. The Company funded Aequus with an initial payment of $0.5 million during 2007. The Company also funded Aequus $0.3 million for operating expenses during the year ended December 31, 2008. In addition, the Company entered into a services agreement to provide certain administrative and research and development services to Aequus. The amounts charged for these services, if unpaid by Aequus within 30 days, will be considered additional principal advanced under the promissory note.

The Company’s chief executive officer, James A. Bianco, M.D., and Executive Vice President, Chief Medical Officer, Jack W. Singer, M.D., are both minority shareholders of Aequus, each owning approximately 4.9% of the equity in the company. Additionally, both Dr. Bianco and Dr. Singer are members of Aequus’ board of directors and each have entered into a consulting agreement with Aequus. Additionally, Frederick W. Telling, Ph.D., a member of the Board, owns approximately 1% of Aequus and is also a member of Aequus’ board of directors.

Since June 2008, the Company has employed Corey Masten-Legge, the stepson of James A. Bianco, M.D., a member of the Board and the Company’s chief executive officer, as a corporate attorney in our legal department. Mr. Legge earned approximately $68,000 in base salary and bonus during 2008.

Other Business

As of the date of this proxy statement, the Company knows of no other business that will be presented for action at the shareholder meeting. The Company has not received any advance notice of business to be brought before the shareholder meeting by any shareholder. If other business requiring a vote of the shareholders should come before the shareholder meeting, the person designated as your proxy will vote or refrain from voting in accordance with his best judgment.

Shareholder Proposals

Pursuant to Rule 14a-8 of the Exchange Act, a shareholder who intends to present a proposal of business at the 2010 Annual Meeting and desires that information regarding the proposal be included in the 2010 proxy statement and proxy materials must ensure that such information is received in writing by the Company’s secretary at the Company’s principal executive offices not later than May 21, 2010. If the Company changes the date of its next Annual Meeting by more than 30 days from the date of the previous year’s Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. Under the Company’s bylaws, a proposal for action to be presented by any shareholder (as opposed to by the Board) at the 2010 Annual Meeting or the nomination of a candidate for election to the Board will be considered out of order and will not be acted upon unless the proposal is received in writing by the Company’s secretary at the Company’s principal executive offices by July 22, 2010. The notice must also provide certain other information as described in the bylaws. Copies of the bylaws are available to shareholders free of charge upon request to the Company’s secretary.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access the Company’s SEC filings.

The SEC allows the Company to “incorporate by reference” certain information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that the Company files later with the SEC will automatically update and supersede previously filed information, including information contained in this document. The Company incorporates by reference the following sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 16, 2009, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 8, 2009, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 6, 2009, which include the information required by Item 13(a) of Schedule 14A: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Consolidated Financial Statements,” “Notes to Consolidated Financial Statements,” “Quantitative and Qualitative Disclosures about Market Risk” and “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.” Representatives of Stonefield Josephson, Inc., the Company’s independent auditors, are expected to be present at the shareholder meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

The Company is incorporating by reference into this document important business and financial information that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning the Company, without charge, by written or telephonic request directed to the secretary of the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119. If you would like to request documents, please do so by October 9, 2009, in order to receive them before the Annual Meeting.

By Order of the Board of Directors

/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance & Administration

Seattle, Washington

September 15, 2009

APPENDIX A

CELL THERAPEUTICS, INC.

2007 EQUITY INCENTIVE PLAN

Effective as of June 20, 2003 and amended and restated as of August 24, 2009

SECTION 1

BACKGROUND AND PURPOSE

1.1    Background.    The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units and Cash Awards.

1.2    Purpose of the Plan.    The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units or Cash Awards.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Cash Award” means the right to receive cash as described in Section 8.

2.9 “Cash Position” means the Company’s level of cash, cash equivalents and securities available-for-sale.

2.10 “Change in Control” means the occurrence of any of the following events:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d 3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.11 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.12 “Committee” means the Board or a committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.13 “Company” means Cell Therapeutics, Inc., a Washington corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Cell Therapeutics, Inc. and its consolidated subsidiaries.

2.14 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.15 “Director” means any individual who is a member of the Board of Directors of the Company.

2.16 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.17 “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.18 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.20 “Fair Market Value” means the last quoted per share selling price for Shares on the NASDAQ Global Market on the relevant date, or if there were no sales on such date, the closing bid on the relevant date. If there are neither bids nor sales on the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the last market trading day before the relevant date, as determined by the Committee. In any instance where the relevant date falls on a weekend day, a date the NASDAQ Global Market is closed for trading or any other non-trading day, Fair Market Value shall mean the last quoted per share selling price on the last market trading day before the relevant date. If there are neither bids nor sales on the last market trading day before the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the most recent market trading day before the relevant date. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, Fair Market Value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Committee (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith.

2.21 “Fiscal Year” means the fiscal year of the Company.

2.22 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.23 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.24 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.25 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.26 “Misconduct” means, at any time within (a) the term of an Option granted hereunder, (b) within one (1) year after a Participant’s Termination of Service, or (c) within one (1) year after exercise of any portion of an Option granted hereunder, whichever is the latest, the commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate), including, but not limited to: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, (c) accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (d) misuse of any trade or business secrets or confidential, secret, privileged, or non-public information relating to the Company’s (or any Affiliate’s) business or breach of the Company’s Confidentiality Agreement, or (e) participating in a hostile takeover attempt of the Company. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.27 “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

2.28 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.29 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.30 “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.31 “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

2.32 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.33 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.34 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.35 “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and therefore, the Shares subject to the Restricted Stock grant are subject to a substantial risk of forfeiture. With respect to Restricted Stock granted pursuant to Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.36 “Plan” means the Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.37 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7, including an award or issuance of Shares or Restricted Stock Units.

2.38 “Restricted Stock Units” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

2.39 “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.40 “Return on Equity” means the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

2.41 “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

2.42 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.43 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.44 “Shares” means the shares of common stock of the Company.

2.45 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.46 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.47 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.48 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board.

2.49 “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1    The Committee.    The Plan shall be administered by the Committee. If the Committee is not the Board then the Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. If the Committee is not the Board, then the Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Section 162(m) of the Code.

3.2    Authority of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

3.3    Delegation by the Committee.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under the Plan to one or more Directors, and (b) more limited authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4    Decisions Binding.    All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 71,661,082 Shares. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2    Lapsed Awards.    If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

4.3    Adjustments in Awards and Authorized Shares.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall in such manner as it may deem equitable, (a) adjust the number and class of Shares (or other securities) that may be delivered under the Plan under Section 4.1, and the number, class, and price of Shares (or other securities) subject to outstanding Awards or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Shares upon or in respect of such event. The specific adjustments shall be determined by the Committee. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Committee, in its sole discretion, shall determine the number of Shares subject to each Option.

5.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3    Exercise Price.    Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1    Nonqualified Stock Options.    In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2    Incentive Stock Options.    In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3    Substitute Options.    Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4    Expiration of Options.

5.4.1    Expiration Dates.    Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement, or

(b) If no date for the termination of the Option is set forth in the written Award Agreement (other than reference to Section 5.4.1(c)), (a) the expiration of twelve (12) months from the date of the Participant’s Termination of Service if such Termination of Service is a result of death or Disability, or (b) three (3) months from the date of the Participant’s Termination of Service for any other reason; or

(c) The expiration of ten (10) years from the Grant Date.

5.4.2    Committee Discretion.    Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5    Exercisability of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6    Payment.    Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, including satisfaction of any applicable withholding taxes.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Company’s earnings for the financial reporting purposes, unless otherwise determined by the Committee), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, including satisfaction of any applicable withholding taxes, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8    Certain Additional Provisions for Incentive Stock Options.

5.8.1    Exercisability.    The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value exceeds such $100,000 limit, such options shall be treated as nonqualified stock options. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

5.8.2    Termination of Service.    No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of death or Disability, unless the Award Agreement or the Committee permit later exercise. Notwithstanding the foregoing, to the extent that the post-termination exercise period exceeds the limitations under Section 422 of the Code, the Option will cease to be treated as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option at such time that the applicable time limit is exceeded.

5.8.3    Company and Subsidiaries Only.    Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4    Expiration; Other Terms.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1    Grant of SARs.    Subject to the terms and conditions of the Plan, an SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1    Number of Shares.    The Committee shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2    Exercise Price and Other Terms.    The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

6.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3    Exercise of Affiliated SARs.    An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4    Exercise of Freestanding SARs.    Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6    Expiration of SARs.    An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.7    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

6.8    At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Employees, Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion shall determine the number of Shares to be granted to each Participant.

7.2    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, purchase price, if any, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed.

7.3    Transferability.    Except as provided in this Section 7, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1    General Restrictions.    The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance Goals shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow such procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying that the Performance Goals were satisfied.) In addition, the Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 7.4.2 including the authority to reduce or eliminate Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

7.4.3    Legend on Certificates.    The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

7.8    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

CASH AWARDS

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Participant, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on the achievement of Performance Goals in accordance with the terms of Section 7.4.2.

SECTION 9

MISCELLANEOUS

9.1    Change in Control.

9.1.1    Generally.    In the event of a Change in Control, and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all Awards granted hereunder shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.1.2    Options and SARs.    Notwithstanding Section 9.1.1, the Committee may provide for Options and SARs to be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) Options and SARs, to the extent assumed or substituted, shall not become fully exercisable as of the date of the Change in Control. However, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Company shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

(b) For the purposes of this Section 9.1.2, the Option or SAR shall be considered assumed if, following the Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

(c) With respect to Options and SARs that are assumed or substituted for, if within twelve (12) months following the Change in Control the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable.

9.1.3    Restricted Stock.    Notwithstanding Section 9.1.1, the Committee may provide for any vesting conditions or Company repurchase or reacquisition right with respect to outstanding Restricted Stock held by the Participant to be assigned to the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All vesting conditions and Company repurchase or reacquisition rights with respect to outstanding Restricted Stock held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such vesting conditions or Company repurchase or reacquisition right, any such vesting conditions and Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock immediately prior to the Change in Control.

(b) If the vesting conditions and Company repurchase or reacquisition right with respect to Restricted Stock is assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control) will immediately vest and any Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control).

9.1.4    Cash Awards.    Notwithstanding Section 9.1.1, the Committee may provide for Cash Awards to be assumed or an equivalent cash award substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All Company restrictions with respect to outstanding Cash Awards held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such Company restrictions, such Company restrictions will lapse and the Participant will become one hundred percent (100%) vested in such Cash Awards immediately prior to the Change in Control.

(b) If the Company restrictions with respect to a Cash Award are assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Cash Awards will immediately have any Company restrictions lapse and the Participant will become one hundred percent (100%) vested in such Cash Award.

9.2    Deferrals.    The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, including rules and procedures that comply with Code Section 409A and the Guidance (as defined below).

9.3    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

9.4    Participation.    No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5    Limitations on Awards.    Subject to the provisions of this Section 9.5, no Participant may be granted Cash Awards in any one fiscal year in an aggregate amount of more than $650,000, considered without regard to any Options, SARs or Restricted Stock that may have been granted or awarded to such Participant during the applicable fiscal year. Nothing in this Section 9.5 shall prevent the Committee from making any type of Award authorized for grant under the Plan outside of the Plan. In addition, nothing in this Section 9.5 shall prevent the Committee from granting Awards under the Plan that are not intended to qualify as “qualified performance-based compensation” under Code Section 162(m).

9.6    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.7    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

9.8    Beneficiary Designations.    If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.9    Limited Transferability of Awards.    Subject to Section 7.3, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.8. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.10    No Rights as Shareholder.    Except to the limited extent provided in Sections 7.6 and 7.7 no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

9.11    Tax Matters.    Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”).

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1    Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award already granted to such Participant; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 9.1, is in the best interests of the Company or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under the preceding sentence. No Award may be granted during any period of suspension or after termination of the Plan. The Company shall obtain shareholder approval if necessary or desirable to comply with applicable laws, rules and regulations, including of any governmental agencies and national securities exchanges. Notwithstanding the foregoing, the Board may not, without shareholder consent, reduce the exercise price of any outstanding Option or cancel and re-grant Options at a lower exercise price. Decisions of the Board shall be final, binding and conclusive. For Awards to continue to be eligible to qualify as “performance-based compensation” under Code Section 162(m), the Company’s shareholders must re-approve the material terms of the Performance Goals included in the Plan by the date of the first shareholder meeting that occurs in the fifth year following the year in which the shareholders most recently approved the Plan under Code Section 162(m).

10.2    Duration of the Plan.    The Plan shall be effective as of June 20, 2003, and subject to Section 10.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, no Incentive Stock Option may be granted under the Plan after ten years from the latest date the Company’s shareholders approve the Plan, including any subsequent amendment or restatement of the Plan approved by the Company’s shareholders.

SECTION 11

TAX WITHHOLDING

11.1    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2    Withholding Arrangements.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits Award Shares to be withheld from the Award to satisfy applicable withholding obligations, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates to the extent the Committee determines such limit is necessary or advisable in light of generally accepted accounting principles.

11.3    Liability for Applicable Taxes.    Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account, other tax-related withholding or information reporting (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains the Participant’s responsibility and that the Company and or the Employer (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award; and (b) do not commit to structure the terms or any aspect of any Award granted hereunder to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver any benefit under the Plan if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

SECTION 12

LEGAL CONSTRUCTION

12.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4    Securities Law Compliance.    With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b 3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.5    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Washington.

12.6    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

APPENDIX B

CELL THERAPEUTICS, INC.

2007 Employee Stock Purchase Plan

Effective as of September 27, 2007 and amended and restated as of August 24, 2009

1.    Purpose.    The Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan (the “Plan”) is intended to encourage ownership of stock by employees of Cell Therapeutics, Inc., a Washington corporation (the “Company”), and certain affiliates, and to provide additional incentive for the employees to promote the success of the business of the Company and any such affiliates. It is intended that the Plan shall be an “employee stock purchase plan” within the meaning of Section 423 of the Code.

2.    Definitions.    As used in this Plan, the following terms shall have the meanings set forth below:

(a) “Base Salary” means the regular gross base salary paid to an Optionee by one or more Participating Employers during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Optionee to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Related Corporation. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Optionee’s behalf by the Corporation or any Related Corporation under any employee benefit or welfare plan now or hereafter established.

(b) “Beneficiary” means the person designated as beneficiary on the Optionee’s Enrollment Form, if no such beneficiary is named or no such Enrollment Form is in effect at the Optionee’s death, his or her beneficiary as determined under the provisions of the Company’s program of life insurance for the employee.

(c) “Board” means the Board of Directors for the Company.

(d) “Change in Control” means any of the following:

(i) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the Stock where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

(ii) a merger in which the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

(iii) the sale, exchange, or transfer of all or substantially all of the Company’s assets (other than a sale, exchange or transfer to one or more corporations or other entities where the shareholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) or other entities to which the assets were transferred).

(e) “Code” means the Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

(f) “Committee” means a committee of the Board consisting of not less than two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan. Each member of the Committee will be “disinterested” within the meaning of

Rule 16b-3 of the Securities Exchange Act of 1934, as amended. For any period during which no such committee is in existence, all authority and responsibility assigned to the Committee under this Plan shall be exercised, if at all, by the Board.

(g) “Eligible Employee” means a person who is employed by any Participating Employer on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

(h) “Enrollment Form” means the Enrollment/Change Form whereby an Optionee authorizes a Participating Employer to withhold payroll deductions from his or her Base Salary and is otherwise in such form as the Committee may specify.

(i) “Fair Market Value” means, as of any given date, the last reported sales price of the Stock as quoted on the Nasdaq Global Market for such date or, if either no such sale is reported or the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

(j) “Offering Commencement Date” means any date on which Options are granted under the Plan as determined by the Committee pursuant to Section 8.

(k) “Offering Period” means a period of approximately six (6) months’ duration, beginning on an Offering Commencement Date and ending, subject to Section 9.6, on the last business day of the sixth calendar month ending after such date, during which Options are granted and outstanding under the Plan pursuant to a determination by the Committee under Section 4. The Committee shall have the power to change the duration of Offering Periods without shareholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.

(l) “Offering Termination Date” means the last business day of an Offering Period, on which Options must, if ever, be exercised.

(m) “Option” means an option to purchase shares of Stock granted under the Plan.

(n) “Optionee” means an Eligible Employee to whom an Option is granted.

(o) “Option Shares” means shares of Stock purchasable under an Option.

(p) “Participating Employer” means the Company or any Related Corporation which is designated by the Committee as a corporation whose Eligible Employees are to receive Options as of a particular Offering Commencement Date.

(q) “Related Corporation” means any corporation which is or during the term of the Plan becomes a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

(r) “Stock” means the common stock, without par value, of the Company.

(s) “Stock Purchase Agreement” means the Stock Purchase Agreement under which an Optionee agrees to such terms and other such provisions governing his or her participation in the Plan (not inconsistent with the Plan) as the Committee may deem advisable.

3.    Term of Plan.    The Plan shall become effective upon the adoption of the Plan by the Board, subject to the approval of the Plan by the shareholders of the Company within 12 months of such adoption. No Option shall be granted under the Plan on or after the twentieth (20th) anniversary of such approval but Options theretofore granted may extend beyond that date.

4.    Administration.    The Plan shall be administered by the Committee, which shall determine from time to time whether to grant Options under the Plan as of any date otherwise qualifying as an Offering Commencement Date. The Committee shall further determine which (if any) Related Corporation shall be

Participating Employers as of each Offering Commencement Date. The Committee shall have authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to determining the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan.

5.    Amendment and Termination.    The Board may terminate or amend the Plan at anytime and from time to time, subject to shareholder consent as may be required by applicable law. No termination of or amendment to the Plan may materially adversely affect the rights of an Optionee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee’s consent. Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable and which do not cause unfavorable accounting treatment, including changes with respect to current Offering Periods, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date the Plan is adopted by the Board.

6.    Shares of Stock Subject to the Plan.    No more than an aggregate of 1,525,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated in Section 9.6, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

7.    Eligibility.    Each individual who is an Eligible Employee on any Offering Commencement Date of any Offering Period under the Plan may enter such Offering Period on such date, provided he or she remains an Eligible Employee and provided, further, he or she meets all of the following requirements:

(a) Such Eligible Employee will not, after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this subparagraph (a), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(b) Upon grant of the Option, the employee’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the stock (determined as of the grant date) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code.

8.    Offering Commencement Date.    Options shall be granted on the first business day of any calendar month which is designated by the Committee as the beginning of an Offering Period.

9.    Terms and Conditions of Options.

9.1    General.    An Optionee shall be granted a separate Option on each Offering Commencement Date for each Offering Period in which he or she participates. All Options granted on a particular Offering Commencement Date shall comply with the terms and conditions set forth in Sections 9.2 through 9.10.

9.2    Purchase Price.    The purchase price of Option Shares shall be 85% of the lower of (a) the Fair Market Value of the shares as of the Offering Commencement Date and (b) the Fair Market Value of the shares as of the Offering Termination Date.

9.3    Restrictions on Transfer.    Options may not be assigned, transferred, pledged, or otherwise disposed of, except by will or under the laws of descent and distribution. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee. The Optionee shall agree in the Stock Purchase Agreement to notify the Company of any transfer of the shares within two (2) years of the Offering Commencement Date of those shares. The Company shall have the right to place a legend on all stock certificates instructing the transfer agent to notify the Company of any transfer of the shares.

9.4    Expiration.    Each Option shall expire at the close of business on the Offering Termination Date or on such earlier date as may result from the operation of Section 9.5 or by action of the Committee taken pursuant to Section 9.6.

9.5    Termination of Employment of Optionees.    If an Optionee ceases for any reason to be an Eligible Employee, whether due to death, retirement, voluntary severance, involuntary severance, transfer, or the disaffirmation of a Related Corporation with the Company, his or her Option shall immediately expire, and the Optionee’s accumulated payroll deductions shall be returned to the Optionee or his or her Beneficiary, as the case may be, by the Company, without interest. For purposes of this Section 9.5, an Optionee shall be deemed to be employed throughout any leave of absence for military service, illness, or other bona fide purpose which does not exceed the longer of ninety (90) days or the period during which the Optionee’s reemployment rights are guaranteed by statute or contract. If the Optionee does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the ninety-first (91st) day of such leave of absence.

9.6    Capital Changes Affecting the Stock.    In the event that, between the Offering Commencement Date and Offering Termination Date of an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or other increase or contraction in the number of shares of Stock without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Stock, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Optionee on any one Offering Termination Date and (iii) the number and class of securities and the price per share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. In the event of a Change in Control, the Committee, in its sole discretion, shall either (a) provide that Options granted under the Plan shall be fully exercisable to the extent of each Optionee’s accumulated withholdings for the Offering Period as of a date prior to the Change in Control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation assume the Company’s rights and obligations under the Plan. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

9.7    Payroll Deductions.    An Optionee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Stock Plan Administrator at least one (1) business day prior to the beginning of such Offering Period the Stock Purchase Agreement and the Enrollment Form indicating the percentage, in any multiple of one percent (1%) up to a maximum of ten percent (10%), of his or her Base Salary, which is to be withheld each payroll period. The Optionee shall not be permitted to change the percentage of Base Salary withheld during an Offering Period. However, the Optionee may withdraw any or all of his or her accumulated payroll deductions by submitting to the Stock Plan Administrator a new Enrollment Form no later than one (1) business day prior to the Offering Termination Date whereupon his or her payroll deduction for the remainder of the Offering Period shall cease and he or she shall not be permitted to re-enroll in such Offering Period. Any Stock Purchase Agreement and Enrollment Form in effect for an Offering Period shall remain in effect as to any payroll deduction amounts until withdrawn as set forth above (in which case submission of a new Enrollment Form and Stock Purchase Agreement shall be required for participation in a future Offering Period) or modified by submission of a new Enrollment Form, or until the Optionee’s termination of employment for any reason.

9.8    Exercise of Options/Excess Payroll Deductions.

(a) On the Offering Termination Date, the Optionee may purchase that number of whole shares of Stock obtained by dividing the amount collected from the Optionee through payroll deductions during the Offering Period ending with that Offering Termination Date by the purchase price in effect for the Optionee for that Offering Termination Date. However, the maximum number of shares of Stock purchasable by any one Optionee on any Offering Termination Date shall not exceed five thousand (5,000) shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. Any payroll deductions not applied to the purchase of Stock by reason of the limitation on the maximum number of shares purchasable by each Optionee during the Offering Termination Date shall be promptly refunded, without interest.

(b) If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Optionee’s accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan. The payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual shall be promptly refunded, without interest.

(c) If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly. Any payroll deductions not applied to the purchase of Stock on any Offering Termination Date because they are not sufficient to purchase a whole share of Stock shall be held for the purchase of Stock on the next Offering Termination Date. Accumulated payroll deductions not withdrawn prior to the Offering Termination Date shall be automatically applied by the Company toward the purchase of whole shares of Stock.

9.9    Delivery of Stock.    Except as provided below, within a reasonable time after the Offering Termination Date, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares purchased by the Optionee. A stock certificate representing the number of shares purchased will be issued in the Optionee’s name only, or if his or her Enrollment Form so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Optionee shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate. Notwithstanding the foregoing, the Company may elect to hold for the benefit of the Optionee any shares otherwise to be delivered to the Optionee pursuant to this Section 9.9, or to deliver the same to such agent or agents of the Company for the benefit of the Optionee as the Company may select, for the period during which the transfer of such shares is limited by this Plan and by Section 423 of the Code (and thereafter, until the Optionee requests delivery of such shares of stock in writing). In that event, the Optionee shall have all the rights of a shareholder in the shares so held by the Company or its agent, except as limited by the restriction on transferability, from and after the issuance of the same and the Company or its agent shall adopt reasonable procedures to enable the Optionee to exercise such rights. In the event of the Optionee’s death while any shares are so held, such shares shall be delivered to the Optionee’s Beneficiary promptly following the Committee’s receipt of evidence satisfactory to the Committee of the Optionee’s death.

9.10    Return of Accumulated Payroll Deduction.    In the event that the Optionee of his or her Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of the shares purchased (except if for the reason that accumulated payroll deductions were insufficient to cover the purchase price of one whole share of Stock), such amount shall be returned by the Company to the Optionee or the Beneficiary, as the case may be, as soon as practicable following the Offering Termination Date of the Offering Period in which the same were deducted. Accumulated payroll deductions held by the Company shall not bear interest nor shall the Company be obliged to segregate the same from any of its other assets.

10.    No Enlargement of Employment Rights.    Neither the establishment or continuation of the Plan, nor the grant of any Option hereunder shall be deemed to give any employee the right to be retained in the employ of the Company or a Related Corporation, or any successor to either, or to interfere with the right of the Company or such Corporation or successor to discharge the employee at any time.

11.    Tax Withholding.    If, at any time, the Company or any Related Corporation is required, under applicable laws and regulations, to withhold, or to make any deduction of any taxes or take any other action in connection with any exercise of an Option or transfer of shares of Stock, the Company or such Related Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom, and in the case of shares of Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Company or such Related Corporation the amount of taxes required to be withheld, or, in lieu thereof, the Company or such Related Corporation shall have the right to retain, or sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

12.    Governing Law.    The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Washington, without regard to the conflict of laws principles thereof.

[PROXY CARD (face)]

Cell Therapeutics, Inc.

Annual Meeting of the Shareholders

October 20, 2009

This Proxy is Solicited on Behalf of the Board of Directors (the “Board”)

The undersigned shareholder(s) hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., or either of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock and/or preferred stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on October 20, 2009, or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS, and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as follows:

Election of Directors:

(1)	Election of three Class III directors to the Company’s Board, each to serve until the 2012 Annual Meeting: 01) Richard L. Love, 02) Mary O. Mundinger, and 03) Jack W. Singer.	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

To withhold authority to vote for any nominee, mark “For All Except” and write the nominee’s number on the line below: _____________________________________________

Vote on Proposals:

(2)	Approval of an amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares available for issuance under the plan by 45,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of an amendment to the Company’s 2007 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 500,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Ratification of the selection of Stonefield Josephson, Inc. as the Company’s independent auditors for the year ending December 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	Approval of the issuance of shares of the Company’s common stock as consideration under the Second Amendment to Acquisition Agreement, which amends the Acquisition Agreement with Systems Medicine, Inc. dated as of July 24, 2007, as amended by that certain First Amendment to Acquisition Agreement dated as of January 6, 2009 and that certain Cancellation Agreement dated as of January 23, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as your name(s) appear(s) on the stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

SIGNATURE (PLEASE SIGN WITHIN BOX)                          DATE

SIGNATURE (JOINT OWNERS)                          DATE

You can view the proxy statement on the Company’s website at http://www.celltherapeutics.com/shareholders.

[ITALIAN PROXY CARD]

DELEGA DI VOTO

Cell Therapeutics, Inc.

Assemblea Annuale degli Azionisti

20 ottobre 2009

La presente delega è proposta per conto del Consiglio di Amministrazione

L’/Gli azionista/i il/i cui nominativo/i compare/compaiono sull’allegata certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.Lgs. n. 213 del 1998, delega/delegano con la presente James A. Bianco, M.D. e Philip M. Nudelman, Ph.D., e ciascuno con il potere di nominare propri sostituti, a rappresentarlo/li nell’Assemblea Annuale degli Azionisti di Cell Therapeutics Inc. che si terrà il 20 ottobre 2009 ed in ogni successiva convocazione o rinvio della stessa, nonché ad esercitare i diritti di voto connessi alle azioni ordinarie di Cell Therapeutics, Inc. rispetto alle quali il/i sottoscritto/i avrebbe/avrebbero il potere di votare qualora fosse/fossero personalmente presente/i nell’Assemblea Annuale.

La presente delega, debitamente sottoscritta ed inviata congiuntamente alla certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.Lgs. n. 213 del 1998 conferisce il potere di votare conformemente alle seguenti istruzioni ricevute dal/i socio/i. NEL CASO IN CUI NON SIA CONTENUTA ALCUNA ISTRUZIONE, LA PRESENTE DELEGA CONFERISCE IL POTERE DI VOTARE “A FAVORE” DI TUTTE LE PROPOSTE e, a discrezione dei soggetti delegati, in ogni altra materia che dovesse essere propriamente presentata in Assemblea o in ogni successiva convocazione o rinvio della stessa.

L’/Gli Azionista/i fornisce/forniscono le seguenti istruzioni di voto:

Elezione degli amministratori:

(1)

Elezione di tre amministratori di Classe III per il Consiglio di Amministrazione della Società, ognuno dei quali rimarrà in carica fino all’Assemblea Annuale che si terrà nel 2012: 01) Richard L. Love, 02) Mary O. Mundinger, e 03) Jack W. Singer.

Al fine revocare il conferimento della delega di voto in relazione ad un qualsiasi candidato, si prega di segnare “A favore di tutti eccetto” e indicare il numero del candidato sulla linea sottostante:

		A FAVORE DI TUTTI ☐	REVOCO LA DELEGA PER TUTTI ☐	A FAVORE DI TUTTI ECCETTO ☐

Voto sulle proposte all’ordine del giorno:

(2)	Approvazione di una modifica al Piano di Incentivo Azionario 2007 della Società al fine di aumentare di n. 45.000.000 azioni il numero di azioni emettibili ai sensi di tale piano.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(3)	Approvazione di una modifica al Piano di Acquisto Azioni per i Dipendenti 2007 della Società al fine di aumentare di n. 500.000 azioni il numero di azioni emettibili ai sensi di tale piano.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(4)	Ratifica della nomina di Stonefield Josephson, Inc. quale società di revisione esterna della Società per l’esercizio che si concluderà il 31 dicembre 2009.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(5)	Approvazione dell’emissione di azioni ordinarie della Società come corrispettivo ai sensi della Seconda Modifica al Contratto di Acquisizione, che modifica il Contratto di Acquisizione con System Medicine, Inc. stipulato in data 24 luglio 2007, come modificato sulla base della Prima Modifica al Contratto di Acquisizione stipulata in data 6 gennaio 2009 e dell’Accordo di Cessazione stipulato in data 23 gennaio 2009.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

ISTRUZIONI DI VOTO

(a)	Firmare e datare la presente delega nell’apposito spazio qui sotto.

(b)	Trasmettere sia la delega firmata sia la certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.Lgs n. 213 del 1998 (o una copia integrale) al seguente indirizzo, o per posta o via fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

501 Elliott Ave. W., Suite 400

Seattle, WA 98119

FAX: +1 (206) 284-6206

(c)	E’ necessario allegare alla presente delega la certificazione rilasciata dall’intermediario ai sensi dell’articolo 31, del D.Lgs. n. 213 del 1998 (o una copia integrale della stessa) perché il proprio voto venga computato.

(d)	Scadenza: la delega dovrà essere ricevuta al suddetto indirizzo (per posta o per fax) non più tardi del 19 ottobre. Qualora provvediate all’invio della documentazione per posta successivemente al 10 ottobre 2009, è vivamente consigliato di inviare la stessa anche via fax al numero suddetto.

Tutte le altre deleghe di voto precedentemente conferite dal sottoscritto in relazione alle azioni ordinarie di Cell Therapeutics, Inc., in base alle quali il sottoscritto avrebbe il potere di votare nell’Assemblea Annuale o in ogni sua ulteriore convocazione o rinvio sono espressamente revocate.

Siete pregati di sottoscrivere la presente delega in modo leggibile, indicando il Vostro nominativo, corrispondente a quello riportato nella certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.Lgs n. 213 del 1998. Qualora l’azione sia cointestata, ciascuno dei cointestatari dovrà sottoscrivere la presente delega. Se si sottoscrive in qualità di procuratore, esecutore, curatore, fiduciario o tutore occorre specificare tale titolo. Le società di capitali, società di persone e associazioni sottoscrivono tramite un legale rappresentante che dovrà indicare tale titolo.

FIRMA (si prega di firmare nell’apposito spazio)

DATA

FIRMA (COINTESTATARI)                                  DATA

[ITALIAN PROXY CARD (English translation)]

Cell Therapeutics, Inc.

Annual Meeting of the Shareholders

October 20, 2009

This Proxy is Solicited on Behalf of the Board of Directors (the “Board”)

The shareholder(s) whose name(s) appear(s) on the enclosed certifications(s) issued by authorized intermediaries pursuant to article 31 of the Italian Law Decree no. 213 of 1998, hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., and each of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on October 20, 2009, or at any adjournment or postponement thereof.

This proxy, when properly executed and submitted together with your certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree no. 213 of 1998, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as follows:

Election of Directors:

(1)

Election of three Class III directors to the Company’s Board, each to serve until the 2012 Annual Meeting: 01) Richard L. Love, 02) Mary O. Mundinger, and 03) Jack W. Singer.

To withhold authority to vote for any nominee, mark “For All Except” and write the nominee’s number on the line below:

		FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

Vote on Proposals:

(2)	Approval of an amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares available for issuance under the plan by 45,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of an amendment to the Company’s 2007 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 500,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Ratification of the selection of Stonefield Josephson, Inc. as the Company’s independent auditors for the year ending December 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	Approval of the issuance of shares of the Company’s common stock as consideration under the Second Amendment to Acquisition Agreement, which amends the Acquisition Agreement with Systems Medicine, Inc. dated as of July 24, 2007, as amended by that certain First Amendment to Acquisition Agreement dated as of January 6, 2009 and that certain Cancellation Agreement dated as of January 23, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

VOTING INSTRUCTIONS

(a)	Please sign and date this card in the space provided below.

(b)	Please submit BOTH this signed proxy card AND the certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998 (or a complete copy) to the following address either by mail or by fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

501 Elliott Ave. W., Suite 400

Seattle, WA 98119

FAX: 00 +1 (206) 284-6206

(c)	You MUST include the certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998 (or a complete copy) together with this proxy card for your vote to be counted.

(d)	Deadline: Your proxy card must be received at the above address (by mail or fax) no later than October 19, 2009. If you are depositing your vote in the mail after October 10, 2009, the Company recommends that you also submit the papers by fax to the above number.

All other proxies heretofore given by the undersigned to vote shares of stock of Cell Therapeutics Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Please sign exactly as your name(s) appear(s) on the stock certifications(s) issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree no. 213 of 1998. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

SIGNATURE (PLEASE SIGN WITHIN BOX)                              DATE

SIGNATURE (JOINT OWNERS)                              DATE